CEL-SCI CORPORATION

                 Schedule Required by Instruction 2 to Item 601
                                of Regulation S-K

                                        Amount of
      Name and Address              Convertible Notes       Number of Warrants
      of Purchasers                   Purchased                 Purchased
      -------------                 ------------------     --------------------

      SDS Merchant Fund, L.P.           $350,000                420,000
      c/o SDS Capital Partners
      One Sound Shore Drive
      Greenwich, CT 06830
      Attention: Steve Derby
      Fax no.: (203) 629-0345

      Bristol Investment Fund, Ltd.     $350,000                420,000
      Caledonian House
      Jennett Street
      Georgetown, Grand Cayman
      Cayman Islands
      Attention: Amy Wang, Esq.
      Fax No: (323) 468-8307

      Periscope Partners, L.P.          $100,000                120,000
      1600 Flatrock Road
      Penn Valley, PA 19072
      Attention: Leon Frankel
      Fax No.: (610) 667-4091

      Maturity date of convertible notes:  December 31, 2003

      Original issue date of warrants:  December 31, 2001

      Exercise price of warrants:  $0.95

      Expiration date of warrants:  December 31, 2008

                            NOTE AND WARRANT PURCHASE

                                    AGREEMENT




                          Dated as of December 20, 2001




                                      among




                               CEL-SCI CORPORATION



                                       and



                       THE PURCHASERS LISTED ON EXHIBIT A



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                             TABLE OF CONTENTS

                                                                       Page

ARTICLE I      Purchase and Sale of Notes and Warrants..................1

      Section 1.1 Purchase and Sale of Notes and Warrants...............1
      Section 1.2 Purchase Price and Closing............................1
      Section 1.3 Escrow................................................2
      Section 1.4 Warrants..............................................2
      Section 1.5 Conversion Shares / Warrant Shares....................2

ARTICLE II     Representations and Warranties...........................2

      Section 2.1 Representations and Warranties of the Company.........2
      Section 2.2 Representations and Warranties of the Purchasers.....12

ARTICLE III    Covenants...............................................15

      Section 3.1 Securities Compliance................................15
      Section 3.2 Registration and Listing.............................15
      Section 3.3 Inspection Rights....................................15
      Section 3.4 Compliance with Laws.................................15
      Section 3.5 Keeping of Records and Books of Account..............15
      Section 3.6 Reporting Requirements...............................16
      Section 3.7 Amendments...........................................16
      Section 3.8 Other Agreements.....................................16
      Section 3.9 Distributions........................................16
      Section 3.10 Subsequent Financings; Right of First Refusal ......16
      Section 3.11 Reservation of Shares...............................18
      Section 3.12 Transfer Agent Instructions.........................18
      Section 3.13 Disposition of Assets...............................18
      Section 3.14 Repayment of Other Indebtedness.....................19
      Section 3.15 Insiders Lock-Up....................................19
      Section 3.16 Non-public Information..............................19
      Section 3.17 Form S-3 Eligibility............................... 19
      Section 3.18 Annual Report on Form 10-K......................... 19
      Section 3.19 Stockholder Approval............................... 19
      Section 3.20 Registration Statement............................. 19
      Section 3.21 Investment Relations Firm.........................  19
      Section 3.22 April Purchase Agreement..........................  19

ARTICLE IV     Conditions..............................................20

      Section 4.1   Conditions Precedent to the Obligation of
                    the Company to Close and to Sell the Notes
                    and Warrants.......................................20

                                TABLE OF CONTENTS

                                                                     Page

      Section 4.2   Conditions Precedent to the Obligation of
                    the Purchasers to Close and to Purchase
                    the Notes and Warrants.............................21

ARTICLE V      Certificate Legend......................................23

      Section 5.1 Legend...............................................23

ARTICLE VI     Termination.............................................24

      Section 6.1 Termination by Mutual Consent........................24
      Section 6.2 Effect of Termination................................24

ARTICLE VII    Indemnification.........................................24

      Section 7.1 General Indemnity....................................24
      Section 7.2 Indemnification Procedure............................25

ARTICLE VIII   Miscellaneous...........................................26

      Section 8.1 Fees and Expenses....................................26
      Section 8.2 Specific Enforcement; Consent to Jurisdiction........26
      Section 8.3 Entire Agreement; Amendment..........................27
      Section 8.4 Notices..............................................27
      Section 8.5 Waivers..............................................28
      Section 8.6 Headings.............................................28
      Section 8.7 Successors and Assigns...............................28
      Section 8.8 No Third Party Beneficiaries.........................28
      Section 8.9 Governing Law........................................28
      Section 8.10 Survival........................................... 28
      Section 8.11 Counterparts........................................29
      Section 8.12 Publicity.......................................... 29
      Section 8.13 Severability....................................... 29
      Section 8.14 Further Assurances................................. 29

                       NOTE AND WARRANT PURCHASE AGREEMENT


      This NOTE AND WARRANT PURCHASE AGREEMENT is dated as of December 20, 2001 (this "Agreement") by and between Cel-Sci Corporation, a Colorado corporation (the "Company"), and the entities listed on Exhibit A hereto (each a "Purchaser" and collectively, the "Purchasers").

      The parties hereto agree as follows:

                                   ARTICLE I

Section 1.1  Purchase and Sale of Notes and Warrants

     Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, senior secured convertible promissory notes in the aggregate principal amount of One Million Six Hundred Thousand Dollars ($1,600,000.00) bearing interest at the rate of seven percent (7%) per annum, convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), in substantially the form attached hereto as Exhibit B (the "Notes"), and warrants to purchase shares of Common Stock, in substantially the form attached hereto as Exhibit C (the "Warrants"), set forth with respect to such Purchaser on Exhibit A hereto. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D ("Regulation D"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

Section 1.2  Purchase Price and Closing.

     The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers agree to purchase the Notes and Warrants for an aggregate purchase price of One Million Six Hundred Thousand Dollars ($1,600,000.00) (the "Purchase Price"). The closing of the execution and delivery of this Agreement shall occur upon delivery by facsimile of executed signature pages of this Agreement and all other documents, instruments and writings required to be delivered pursuant to this Agreement to Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. The Notes and Warrants shall be sold and funded in two separate closings (each, a "Closing"). The initial closing under this Agreement (the "Initial Closing") shall take place no later than December 31, 2001 (the "Initial Closing Date") and shall be funded in the amount of $800,000.00. The second closing under this Agreement (the "Second Closing") shall take place no later than five (5) business days (the "Second Closing Date") after the Securities and Exchange Commission (the "Commission") declares the Registration Statement (as defined in the Registration Rights Agreement) effective (the "Effectiveness Date") and shall be funded in the amount of $800,000.00. Funding with respect to each Closing shall take place by wire transfer of immediately available funds on or prior to the applicable Closing Date (as defined below) to Jenkens & Gilchrist Parker Chapin LLP, as escrow agent (the "Escrow Agent"), so long as the conditions set forth in Article IV hereof shall be fulfilled or waived in accordance herewith. Each Closing under this Agreement shall take place at the offices of Jenkens & Gilchrist Parker Chapin LLP at 1:00 p.m. (eastern time) upon the satisfaction of each of the conditions set forth in Article IV hereof (each, a "Closing Date").

Section 1.3   Escrow.

     The parties agree to enter into a mutually acceptable escrow agreement (the "Escrow Agreement") with the Escrow Agent, in the form of Exhibit D attached hereto, which shall provide for the deposit of the Warrants, Notes and Purchase Price at each Closing.

Section 1.4  Warrants.

     At the Initial Closing, the Company shall have issued to the Purchasers Warrants to purchase an aggregate of 960,000 shares of Common Stock. The Warrants shall be exercisable for seven (7) years from the date of issuance and shall have an exercise price equal to the Warrant Price (as defined in the Warrants).

Section 1.5  Conversion Shares/Warrant Shares. T

    The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of its Common Stock equal to at least 200% of the aggregate number of shares of Common Stock to effect the conversion of the Notes and any interest accrued and outstanding thereon and exercise of the Warrants. Any shares of Common Stock issuable upon conversion of the Notes and any interest accrued and outstanding thereon and exercise of the Warrants (and such shares when issued) are herein referred to as the "Conversion Shares" and the "Warrant Shares," respectively. The Notes, the Warrants, the Conversion Shares and the Warrant Shares are sometimes collectively referred to herein as the "Securities".

                                   ARTICLE II

Section 2.1  Representations and Warranties of the Company.

     In order to induce the Purchasers to enter into this Agreement and to purchase the Notes, the Company hereby makes the following representations and warranties to the Purchasers:

(a)  Organization,  Good Standing and Power.
     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity except as set forth in the Commission Documents (as defined in Section 2.1(f)) or on Schedule 2.1(g) hereto. The Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse

     Effect" means any adverse effect on the business, operations, properties, prospects or financial condition of the Company or its Subsidiaries and which is material to such entity or other entities controlling or controlled by such entity or which is likely to materially hinder the performance by the Company of its obligations hereunder and under the other Transaction Documents (as defined in Section 2.1(b) hereof).

(b)  Authorization; Enforcement.
     The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Security Agreement, the Escrow Agreement, the Lock-Up Agreement, the Notes, the Warrants and the Irrevocable Transfer Agent Instructions (as defined in
     Section 3.12) (collectively, the "Transaction Documents") and to issue and sell the Securities in accordance with the terms hereof and the Notes and the Warrants, as applicable. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Initial Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(c)   Capitalization.
     The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of December 12, 2001 are set forth on
     Schedule 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock and any other security of the Company have been duly and validly authorized. Except as set forth in this Agreement and as set forth in the Commission Documents or on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth on in the Commission Documents or on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided in the Commission Documents or on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

(d)  Issuance of Securities.
     The Notes and the Warrants to be issued at the Initial Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Notes shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares and Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Notes and Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)  No Conflicts.
     The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated  hereby  and  thereby  do not and  will  not (i)  violate  any
     provision  of  the  Company's   Articles  or  Bylaws  or  any  Subsidiary's
     comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries' respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses
     (i) or (iv) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Notes, the Warrants, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof
     (other than any filings which may be required to be made by the Company with the Commission, the American Stock Exchange prior to or subsequent to the Closing, or state securities administrators subsequent to the Closing, or any registration statement which may be filed pursuant hereto).

(f)  Commission  Documents,  Financial  Statements.
     The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to
     Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered or made available to the Purchasers true and complete copies of the Commission Documents filed with the Commission since June 30, 2001. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the time of its filing, the Form 10-Q for the fiscal quarter ended June 30, 2001 (the "Form 10-Q") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and Form 10-Q did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except
     (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)   Subsidiaries.
     The Commission Documents or Schedule 2.1(g) hereto set forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(h)  No Material Adverse Change.
     Since June 30, 2001, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed in the Commission Documents or on Schedule 2.1(h) hereto.

(i)  No Undisclosed Liabilities.
     Except as disclosed in the Commission Documents or on Schedule 2.1(i) hereto, neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its Subsidiaries respective businesses since June 30, 2001 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Subsidiaries.

(j)  No Undisclosed Events or Circumstances.

     Since June 30, 2001, except as disclosed on Schedule 2.1(j) hereto, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k)   Indebtedness.
     The Commission Documents or Schedule 2.1(k) hereto set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business),
     (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and
     (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Except as disclosed on Schedule 2.1(k), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(l)  Title to Assets.

     Each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever, except for those indicated in the Commission Documents or on Schedule 2.1(l) hereto or such that, individually or in the aggregate, do not have a Material Adverse Effect. All said leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

(m)   Actions  Pending.
     There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents or on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such, which individually or in the aggregate, would have a Material Adverse Effect.

(n)  Compliance with Law.
     The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or on Schedule 2.1(n) hereto or such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o)   Taxes.
     Except as set forth on Schedule 2.1(o) hereto, the Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. Except as disclosed on
     Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(p)  Certain Fees.
     Except as set forth on Schedule 2.1(p) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(q)  Disclosure.
     To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r)   Operation  of  Business.
     The Company and each of the Subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, including, but not limited to, those listed in the Commission Documents or on Schedule 2.1(r) hereto, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

(s)   Environmental  Compliance.
     Except as disclosed on Schedule 2.1(s) hereto, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. Schedule 2.1(s) hereto sets forth all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its Subsidiaries. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on
     Schedule 2.1(s) hereto, the Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

(t)  Books and Records; Internal Accounting Controls.
     The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(u)  Material Agreements.
     Except for the Transaction Documents and as set forth in the Commission Documents or on Schedule 2.1(u) hereto, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission (collectively, "Material Agreements") if the Company or any Subsidiary were registering securities under the Securities Act. The Company and each of its Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any Subsidiary limits or shall limit the payment of interest on the Notes, or dividends on its Common Stock.

(v)  Transactions with Affiliates.
     Except as set forth in the Commission Documents or on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

(w)  Securities Act of 1933.
     The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Notes, the Warrants, the Conversion Shares and the Warrant Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(x)   Governmental  Approvals.
     Except as set forth in the Commission Documents or on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Notes and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

(y)   Employees.
     Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth in the Commission Documents or on Schedule 2.1(y) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary. Since March 31, 2001, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(z)  Absence of Certain Developments.
     Except as set forth in the Commission Documents or on Schedule 2.1(z) hereto, since June 30, 2001, neither the Company nor any Subsidiary has:

    (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

    (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such Subsidiary's business;

    (iii) discharged  or  satisfied  any  lien  or   encumbrance   or  paid  any
          obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

     (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

     (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

     (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except in the ordinary course of business or to the Purchasers or its representatives;

    (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

   (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

     (ix) made capital expenditures or commitments therefor that aggregate in excess of $25,000;

     (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

     (xi) made charitable contributions or pledges in excess of $25,000;

   (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

  (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

   (xiv) effected any two or more events of the foregoing kind which in the aggregate would cause a Material Adverse Effect; or

     (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(aa) Use of Proceeds. The proceeds from the sale of the Notes and the Warrant Shares will be used by the Company for working capital purposes and shall not be used to repay any outstanding Indebtedness or any loans to officer, director, affiliate or insider of the Company.

(bb) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

(cc) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would cause a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Notes, the Conversion Shares and the Warrant Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any Purchaser, or any person or entity that owns a beneficial interest in any

     Purchaser, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(cc), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(dd) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and its obligations to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

Section 2.2.  Representations and Warranties of the Purchasers.

     Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other Purchaser:

(a)  Organization and Standing of the Purchasers.
     If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)  Authorization and Power.
     Each  Purchaser  has the  requisite  power and  authority to enter into and perform the Transaction Documents and to purchase the Notes and Warrants being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by each Purchaser. The other Transaction Documents constitute, or shall constitute when executed and delivered, a valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(c)   No Conflicts.
     The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by each Purchaser of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of such Purchaser's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which such Purchaser is a party or by which such Purchaser's properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of such Purchaser under any agreement or any commitment to which such Purchaser is a party or by which such Purchaser is bound or by which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such Purchaser or by which any property or asset of such Purchaser are bound or affected, except, in all cases other than violations pursuant to clauses (i) or (iv) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a material and adverse effect on the operations of the Purchasers. The business of each Purchaser is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a material and adverse effect on the operations of the Purchasers. Each Purchaser is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or to purchase the Notes, the Warrants, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof.

(d)   Acquisition for  Investment.
     Each Purchaser is purchasing the Notes and acquiring the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(f) below, each Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of any of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company and is (ii) able to bear the financial risks associated with an investment in the Securities and (iii) that it has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(e)  Rule 144.
     Each Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Each Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Each Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(f)  General.
     Each Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Each Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(g)  Opportunities for Additional Information.
     Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser's personal knowledge of the Company's affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

(h)  No General Solicitation.
     Each Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(i)  Accredited Investor.
     Each Purchaser is an accredited investor (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Each Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(j)   Limitations  on Short Sales.
     The Purchasers agree that they will not enter into any Short Sales (as hereinafter defined) from the period commencing on the Closing Date and ending on the date which all of the Notes have been converted and all of the Warrants have been exercised and such Conversion Shares and Warrant Shares are covered by the Registration Statement (as defined in the Registration Rights Agreement). For purposes of this Section 2.2(j), a "Short Sale" by a Purchaser shall mean a sale of Common Stock by a Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by such Purchaser. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by a Purchaser, Conversion Shares that have not yet been converted pursuant to the Notes and Warrant Shares that have not yet been issued upon exercise of the Warrants shall be deemed to be held long by such Purchaser, and the amount of shares of Common Stock held in a long position shall be the number of Conversion Shares issuable upon conversion of the Notes assuming such holder converted all the outstanding principal amount of the Notes on such date and with respect to Warrant Shares, the number of Warrant Shares issuable upon exercise of the Warrants assuming such holder exercised all of the Warrants on such date.

                                  ARTICLE III

                                   Covenants

      The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

Section 3.1. Securities Compliance.
     The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers, or their respective subsequent holders.

Section 3.2  Registration  and  Listing.
     The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall take all actionnecessary to continue the listing or trading of its Common Stock on the American Stock Exchange or any successor market. The Company will promptly file the "Listing Application" for, or in connection with, the issuance and delivery of the Conversion Shares and the Warrant Shares.

Section 3.3  Inspection Rights.
     The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, a Purchaser or any employees, agents or representatives thereof, so long as a Purchaser shall be obligated hereunder to purchase the Notes or shall beneficially own the Notes, or shall own Conversion Shares, Warrant Shares or the Warrants to purchase Warrant Shares which, in the aggregate, represent more than two percent (2%) of the total combined voting power of all voting securities then outstanding, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect, during the term of the Notes and Warrants, the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

Section 3.4  Compliance with Laws.
     The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

Section 3.5  Keeping of Records and Books of Account.
     The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.6  Reporting Requirements.
     The Company shall furnish three (3) copies of the following to the Purchasers in a timely manner so long as the Purchasers shall be obligated hereunder to purchase the Notes or shall beneficially own the Notes or Warrants, or shall own Conversion Shares or Warrant Shares which, in the aggregate, represent more than one percent (1%) of the total combined voting power of all voting securities then outstanding:

(a) Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Company;

(b) Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within one hundred six (106) days after the end of each fiscal year of the Company; and

(c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.7  Amendments.
     The Company shall not amend or waive any provision of the Articles or Bylaws of the Company in any way that would adversely affect the exercise rights, voting rights, prepayment rights or redemption rights of the holder of the Notes or the Warrants.

Section 3.8  Other Agreements.
     The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.

Section 3.9  Distributions.
     Except as set forth on Schedule 3.9 hereto and with respect to the Company's series E convertible preferred stock, so long as any Notes remain outstanding, the Company agrees that it shall not, without the prior written consent of a majority of the Purchasers pursuant to Section 8.3, which consent may be granted or denied in the sole discretion of the Purchasers (i) declare or pay any dividends (other than a stock dividend or stock split) or make any distributions to any holder(s) of Common Stock or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

Section 3.10  Subsequent Financings; Right of First Refusal.
     (a) During the period commencing on the Initial Closing Date and ending on the earlier of (ii) the two hundred seventieth (270th) day after the Effectiveness Date or (ii) the date all of the Notes are no longer outstanding, the Company covenants and agrees that it will not, without the prior written consent of the holders of a majority of the principal amount of the Notes outstanding at the time consent is required, enter into any subsequent offer or sale to, or exchange with (or other type of distribution to), any third party (a "Subsequent Financing"), of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including convertible and non-convertible debt securities (collectively, the "Financing Securities"). For purposes of this Agreement, a Permitted Financing (as defined hereinafter) shall not be considered a Subsequent Financing. A "Permitted Financing" shall mean (1) shares of Common Stock to be issued to strategic partners and/or in connection with a strategic merger or acquisition; (2) shares of Common Stock or the issuance of options to purchase shares of Common Stock to employees, officers, directors, consultants and vendors in accordance with the Company's equity incentive policies; (3) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding prior to the date hereof; and (4) shares of Common Stock to be issued pursuant to the Common Stock Purchase Agreement dated as of April 11, 2001 by and between the Company and the purchaser named therein (the "April Purchase Agreement") so long as the Company complies with the terms and provisions of Section 3.22 hereof; and (5) shares of Common Stock to be issued to key officers of the Company in lieu of their respective salaries; provided, however, that such key officers execute a Lock-Up Agreement in substantially the form as Exhibit H hereto, and provided, further, that the shares of Common Stock to be issued to such key officers in lieu of their respective salaries does not exceed the amount of such salary divided by the closing bid price of the Common Stock on the date prior to the issuance of such shares of Common Stock.

     (b) So long as the Notes remain outstanding, the Company covenants and agrees to promptly notify (in no event later than five (5) days after making or receiving an applicable offer) in writing (a "Rights Notice") the Purchasers of the terms and conditions of any proposed Subsequent Financing. The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the proposed closing date of the Subsequent Financing, which shall be within thirty
(30) calendar days from the date of the Rights Notice, including, without limitation, all of the terms and conditions thereof. The Rights Notice shall provide each Purchaser an option (the "Rights Option") during the thirty (30) calendar day period following delivery of the Rights Notice (the "Option Period") to purchase such amount as the Company and each Purchaser may agree to up to such Purchaser's pro rata portion of the Purchase Price or if the Second Closing is not consummated, the amount purchased pursuant to the First Closing, of the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing (the "First Refusal Rights"). Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the Company does not receive notice of exercise of the Rights Option from any of the Purchasers within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party; provided that all of the terms and conditions of the closing are the same as those provided to the Purchasers in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur on that date, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section 3.10, including, without limitation, the delivery of a new Rights Notice.

     (c) Commencing on the Initial Closing Date and ending on the date that all of the Notes are no longer outstanding, if the Company enters into any Subsequent Financing on terms more favorable than the terms governing the Notes and Warrants, then the Purchasers in their sole discretion may exchange the Notes and Warrants together with accrued but unpaid interest (which interest shall be payable, at the sole option of the Purchasers, in cash or in the form of the new securities to be issued in the Subsequent Financing) for the securities issued or to be issued in the Subsequent Financing. The Company covenants and agrees to promptly notify in writing the Purchasers of the terms and conditions of any such proposed Subsequent Financing.

Section 3.11  Reservation of Shares.
     So long as the Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, 200% of the maximum number of shares of Common Stock to effect the conversion of the Notes and any interest accrued and outstanding thereon and exercise of the Warrants.

Section 3.12  Transfer Agent Instructions.
     The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Purchasers or their respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by the Purchasers to the Company upon conversion of the Notes or exercise of the Warrants, in the form of Exhibit E attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.12 will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section 3.12 shall affect in any way the Purchasers' obligations and agreements set forth in Section 5.1 to comply with all applicable prospectus delivery requirements, if any, upon the resale of the Conversion Shares and the Warrant Shares. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, substance and scope, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act or the Purchasers provide the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchasers and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.12 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.12 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.12, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.13  Disposition of Assets.
     So long as the Notes remain outstanding, neither the Company nor any Subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except for sales to customers in the ordinary course of business or with the prior written consent of the holders of a majority of the principal amount of the Notes then outstanding.

Section 3.14  Repayment of Other Indebtedness.
     So long as the Notes remain outstanding, the Company shall not repay any Indebtedness for borrowed money owed by the Company to any officer, director, affiliate or insider of the Company.

Section 3.15  Insiders Lock-Up.
     The Company shall cause the persons listed on Schedule 3.15 hereto to covenant to the Purchasers that none of such persons will sell, transfer or dispose of its shares of the Company's Common Stock during the nine-month period following the Effectiveness Date (the "Period"). If the Company's Common Stock is no longer listed on the American Stock Exchange, then the Period shall be extended for a period of three years following the Effectiveness Date; provided, however, if the Company is thereafter listed on the American Stock Exchange, the Period shall be reduced to a period of one year following the date that the Common Stock is thereafter listed on the American Stock Exchange. Additionally, if the Company has received a delisting notification from the American Stock
Exchange, then the Period shall be extended for a period of three years following the Effectiveness Date; provided, however, if the Company thereafter receives a notification from the American Stock Exchange that the Company is no longer subject to being delisted, the Period shall be reduced to a period of nine months from the date the Company receives such notification. Notwithstanding anything contained herein to the contrary, in no event shall the Period extend beyond the date that all of the Notes have been converted.

Section 3.16  Non-public Information.
     Neither the Company nor any of its officers or agents shall disclose any material non-public information about the Company to the Purchasers and neither the Purchasers nor any of their affiliates, officers or agents will solicit any material non-public information from the Company.

Section 3.17  Form S-3 Eligibility.
     The Company meets the requirements for the use of Form S-3 under the Securities Act to register for re-sale the shares of Common Stock pursuant to the Registration Rights Agreement.

Section 3.18  Annual Report on Form 10-K.
     The Company shall file its Annual Report on Form 10-K for the year ended September 30, 2001 (including audited financial statements) with the Commission no later than December 28, 2001.

Section 3.19  Stockholder Approval.
     The Company shall obtain the vote of its shareholders no later than March 15, 2002 as required by the applicable rules and regulations of the American Stock Exchange (or any successor entity) applicable to approve the issuance of shares of Common Stock upon conversion of the Notes and/or exercise of the Warrants in excess of 19.99% of the number of shares of Common Stock outstanding immediately prior to the date hereof.

Section 3.20  Registration Statement.
     The Company shall not file any registration statement under the Securitites Act until the date that is at least ninety (90) days following the Effectiveness Date.

Section 3.21  Investment Relations Firm.
     Prior to the Effectiveness Date, the Company shall have retained the services of a nationally recognized investment relations firm satisfactory to the Purchasers (the "Investment Relations Firm").

Section 3.22  April Purchase Agreement.
     Simultaneously with the delivery of all draw down notices issued by the Company in connection with the April Purchase Agreement, the Company shall provide each of the Purchasers with copies of all such draw down notices issued. If the Company maintains a balance of less than $1,000,000 in its bank account in any month, it may draw down the maximum amount allowable for such month under the April Purchase Agreement. If the Company maintains a balance of greater than $1,000,000 in its bank account in any month, it may draw down up to $235,000 per month pursuant to the April Purchase Agreement; provided, however, that if the Company draws down in excess of $235,000 pursuant to the April Purchase Agreement in any month during which the Company maintains a balance of greater than $1,000,000 in its bank account, the Company shall repay the principal amount of the Notes equal to the amount drawn down in excess of $235,000 at a price equal to 130% of the aggregate principal amount of the Notes plus all accrued and unpaid interest.

                                   ARTICLE IV

                                   Conditions

Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Notes and Warrants.
     The obligation hereunder of the Company to close and issue and sell the Notes and the Warrants to the Purchasers at the Closing Date is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price. The Purchase Price for the Notes and Warrants has been delivered to the Escrow Agent at the applicable Closing Date.

(e) Delivery of Transaction Documents. The Transaction Documents have been duly executed and delivered by the Purchasers to the Company at the Initial Closing Date.

Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Notes and Warrants.
     The obligation hereunder of the Purchasers to purchase the Notes and Warrants and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Purchasers' sole benefit and may be waived by the Purchasers at any time in their sole discretion.

(a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement, the Registration Rights Agreement, the Security Agreement and the Notes shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) No Suspension, Etc. From the date hereof to each Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to each Closing Date, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Notes.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Opinion of Counsel, Etc. The Purchasers shall have received an opinion of counsel to the Company, dated the date of such Closing, in the form of Exhibit F hereto and such other certificates and documents as the Purchasers or their counsel shall reasonably require incident to such Closing.

(g) Warrants and Notes. At the Initial Closing, the Company shall have delivered the originally executed Warrants (in such denominations as each Purchaser may request) to the Escrow Agent. At each Closing, the Company shall have delivered the originally executed Notes (in such denominations as each Purchaser may request) to the Escrow Agent being acquired by the Purchasers at such Closing.

(h) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to the Purchasers (the "Resolutions").

(i) Reservation of Shares. As of each Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes and the exercise of the Warrants, a number of shares of Common Stock equal to at least 200% of the aggregate number of Conversion Shares issuable upon conversion of the Notes outstanding on each Closing Date and the number of Warrant Shares issuable upon exercise of the Warrants assuming the Warrants were granted on the Initial Closing Date (after giving effect to the Notes and the Warrants to be issued on each Closing Date and assuming the Notes and Warrants were fully convertible or exercisable on such date regardless of any limitation on the timing or amount of such conversions or exercises).

(j) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(k) Secretary's Certificate. The Company shall have delivered to the Purchasers a secretary's certificate, dated as of each Closing Date, as to
      (i) the Resolutions, (ii) the Articles, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(l) Officer's Certificate. On each Closing Date, the Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of each Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of each Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of each Closing Date.

(m) Security Agreement. As of the Initial Closing Date, the parties shall have entered into the security agreement in the form of Exhibit G attached hereto.

(n) UCC-1 Financing Statements. The Company shall have filed all UCC-1 financing statements in form and substance satisfactory to the Purchasers at the appropriate offices to create a valid and perfected security interest in the Collateral (as defined in the Security Agreement).

(o) Judgment, Lien and UCC Search. A judgment, lien and UCC financing statement search shall have been completed by the Purchasers.

(p) Lock-Up Agreement. As of the Initial Closing Date, each of the persons listed on Schedule 3.15 hereto shall have delivered to the Purchasers a fully executed lock-up agreement in the form of Exhibit H attached hereto.

(q) Escrow Agreement. As of the Initial Closing Date, the parties shall have entered into the Escrow Agreement in the Form of Exhibit D attached hereto.

(r) Fees and Expenses. As of each Closing Date, all fees and expenses required to be paid by the Company shall have been or authorized to be paid by the Company as of each Closing Date.

(s) Registration Rights Agreement. As of the Initial Closing Date, the parties shall have entered into the Registration Rights Agreement in the Form of
     Exhibit I attached hereto.

(t)  Material Adverse Effect.   No Material Adverse Effect shall have occurred.


(u) Investment Relations Firm. Prior to the Effectiveness Date and as a condition only to the Second Closing, the Company shall have retained the services of the Investment Relations Firm.

(v) Unqualified Opinion. As of each Closing Date, the Company's auditors shall have issued an unqualified opinion to the Company.

                                   ARTICLE V

                               Certificate Legend

Section 5.1  Legend.
     Each certificate representing the Notes, the Conversion Shares, the Warrants and the Warrant Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
     "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR CEL-SCI CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

      The Company agrees to reissue certificates representing any of the Securities, without the legend set forth above if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration of the Notes, Conversion Shares, Warrants or Warrant Shares under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of Company counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within five (5) days. In the case of any proposed transfer under this Section 5, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

                                   ARTICLE VI

                                   Termination

Section 6.1  Termination by Mutual Consent.
     If the Initial Closing has not been consummated by December 31, 2001, this Agreement shall automatically terminate unless extended by the mutual written consent of the Company and the Purchasers.

Section 6.2  Effect of Termination.
     In the event of termination by the Company or the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1 and 8.2, and Article VII herein. Nothing in this Section 6.2 shall be deemed to release the Company or any Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company and such Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                  ARTICLE VII

                                 Indemnification

Section 7.1  General Indemnity.
     The Company agrees to indemnify and hold harmless each Purchaser (and its respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by each Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. The Purchasers severally but not jointly agree to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchasers herein.

Section 7.2  Indemnification Procedure.
     Any party entitled to indemnification under this Article VII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this
Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and
(b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                  ARTICLE VIII

                                  Miscellaneous

Section 8.1  Fees and Expenses.
     Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided, however, that the Company shall pay such fees and expenses set forth on Schedule 2.1(p) hereto, including a documentation and due diligence fee of $12,500 and all reasonable attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchasers in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated thereunder up to $50,000. Furthermore, the Company shall pay an additional due diligence fee of $4,500 on the Initial Closing Date to the Purchaser identified on Schedule 2.1(p) hereto. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents or incurred in connection with the enforcement of this Agreement and any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees, disbursements and expenses.

Section 8.2  Specific Enforcement; Consent to Jurisdiction.

(a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) The Company and each Purchaser (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Notes, this Agreement, the Registration Rights Agreement or the Warrants, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 8.3  Entire Agreement; Amendment.
     This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority of the principal amount of the Notes then outstanding, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be.

Section 8.4  Notices.
     Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:             Cel-Sci Corporation
                               8229 Boone Boulevard
                               Suite 802
                               Vienna, Virginia 22182
                               Attention:  Geert Kersten
                               Telecopier:  (703) 506-9460
                               Telephone:  (703) 506-9471

with copies (which copies
shall not constitute notice
to the Company) to:            William T. Hart, Esq.
                               Hart & Trinen L.L.P.
                               1624 Washington Street
                               Denver, Colorado  80203
                               Telecopier: (303) 839-5414
                               Telephone: (303) 839-0061

If to any Purchaser:    At the address of such Purchaser set
                        forth on Exhibit A to this Agreement.

with copies to:         Christopher S. Auguste, Esq.
                        Jenkens & Gilchrist Parker Chapin LLP
                        The Chrysler Building
                        405 Lexington Ave.
                        New York, New York  10174
                        Telecopier: (212) 704-6288
                        Telephone: (212) 704-6000

      Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 8.5  Waivers.
     No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 8.6  Headings.
     The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 8.7  Successors and Assigns.
     This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. The Purchasers may assign the Notes, the Warrants and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 8.8  No Third Party Beneficiaries.
     This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 8.9  Governing Law.
     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 8.10  Survival.
     The representations and warranties of the Company and the Purchasers contained in Sections 2.1(o) and 2.1(s) should survive indefinitely and those contained in Article II, with the exception of Sections 2.1(o) and 2.1(s), shall survive the execution and delivery hereof and the Closing until the date three

(3) years from the Closing Date, and the agreements and covenants set forth in Articles I, III, V, VII and VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

Section 8.11  Counterparts.
     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 8.12  Publicity.
     The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers in accordance with Section 8.3, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.

Section 8.13  Severability.
     The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 8.14  Further Assurances.
     From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Notes, the Warrants, the Security Agreement and the Registration Rights Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                    CEL-SCI CORPORATION



                                    By: /s/ Geert R. Kersten
                                       --------------------------------------
                                       Name: Geert R. Kersten
                                       Title:   Chief Executive Officer


                                     SDS MERCHANT FUND, L.P.


                                     By: /s/ Steve Derby
                                        --------------------------------------
                                        Name:  Steve Derby
                                        Title:    Managing Member


                                      BRISTOL INVESTMENT FUND, LTD.


                                      By: /s/ Diana Derycz-Kessler
                                         --------------------------------------
                                          Name:  Diana Derycz-Kessler
                                          Title:    Director


                                        PERISCOPE PARTNERS, L.P.


                                        By: /s/ Leon Frenkel
                                           ------------------------------------
                                           Name:  Leon Frenkel
                                           Title:    General Partner

                               CEL-SCI CORPORATION

Schedule 2.1(c):

Common Stock
                                                       Number of
                                                        Shares
   Shares of common stock outstanding as of
   December 13, 2001 (see attachment G)                23,344,342

      The following lists additional shares of CEL-SCI's common stock which may be issued pursuant to the equity line of credit agreement, as the result of the conversion of CEL-SCI's Series E Preferred stock and upon the exercise of other outstanding options or warrants issued by CEL-SCI:

                                                      Number of         Note
                                                       Shares         Reference

   Shares issuable pursuant to equity line of credit:   Unknown            A

   Shares issuable upon exercise of warrants issued
   in connection with equity line of credit (see        200,800            A
   attachment A)

   Shares issuable upon conversion of Series E          Unknown            B
   preferred stock

   Shares issuable upon exercise of Series E            815,351            B
   Warrants (see attachment B)

   Shares issuable upon exercise of warrants          1,100,000            C
   sold to investors in December 1997 private offering
   (see attachment C)

   Shares issuable upon exercise of options             275,000            D
   granted to investor relations consultants
   (see attachment D)

   Shares issuable upon exercise of Public Warrants     116,405            E
   (See attachment E)

   Shares issuable upon exercise of options and       5,030,689            F
   warrants granted to CEL-SCI's officers,
   directors, employees, consultants, and third parties (see attachment F)

A. Under the equity line of credit agreement, Paul Revere Capital Partners has agreed to provide CEL-SCI with up to $10,000,000 of funding prior to June 22, 2003. During this twenty-four month period, CEL-SCI may request a drawdown under the equity line of credit by selling shares of its common stock to Paul Revere Capital Partners and Paul Revere Capital Partners will be obligated to purchase the shares. CEL-SCI may request a drawdown once every 22 trading days, although CEL-SCI is under no obligation to request any drawdowns under the equity line of credit.

      During the 22 trading days following a drawdown request, CEL-SCI will calculate the amount of shares it will sell to Paul Revere Capital Partners and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of CEL-SCI's common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 11%.

      CEL-SCI may request a drawdown by faxing a drawdown notice to Paul Revere Capital Partners, Ltd., stating the amount of the drawdown and the lowest daily volume weighted average price, if any, at which CEL-SCI is willing to sell the shares. The lowest volume weighted average price will be set by CEL-SCI's Chief Executive Officer in his sole and absolute discretion.

      Depending on the number and amount of the additional drawdowns requested by CEL-SCI, an unknown additional number of shares of common stock may be issued under the equity line of credit agreement between CEL-SCI and Paul Revere Capital Partners.

      As consideration for extending the equity line of credit, CEL-SCI granted Paul Revere Capital Partners warrants to purchase 200,800 shares of common stock at a price of $1.64 per share at any time prior to April 11, 2004.

B. In December 1999 and January 2000, CEL-SCI sold 1,148,592 shares of its common stock, plus Series A and Series B warrants, to Advantage Fund II, Koch Investment Group Limited and Mooring Capital Fund LLC for $2,800,000. The Series A warrants allowed the holders to purchase up to 402,007 shares of CEL-SCI's common stock at a price of $2.925 per share at any time prior to December 8, 2002. CEL-SCI issued 274,309 shares of common stock upon the exercise of the Series B warrants, which have since expired.

     In March 2000, CEL-SCI sold 1,026,666 shares of its common stock, plus Series C and Series D warrants, to the same private investors referred to above for $7,700,000. The Series C warrants allowed the holders to purchase up to 413,344 shares of CEL-SCI's common stock at a price of $8.50 per share at any time prior to March 21, 2003. The Series D warrants allowed the holders, to the extent they held any shares purchased in the March 2000 offering, to acquire additional shares of CEL-SCI's common stock at a nominal price in the event the price of CEL-SCI's common stock fell below $7.50 per share prior to certain fixed vesting dates. On the first fixed vesting date the price of CEL-SCI's common stock was $1.47 and on the second, and final vesting date, the price of

CEL-SCI's common stock was $1.08. As a result, and in accordance with the terms of the Series D warrants, the private investors were entitled to receive 5,734,155 additional shares of CEL-SCI's common stock, of which 3,520,123 shares had been issued and 959,340 shares had been sold as of August 15, 2001.

      On August 16, 2001 CEL-SCI, Advantage Fund II and Koch Investment Group agreed to restructure the terms of the Series A, C and D warrants in the following manner:

      Advantage Fund II, Koch Investment Group Limited and Mooring Capital Fund LLC exchanged the 3,588,564 shares of CEL-SCI's common stock which they owned, plus their unexercised Series D Warrants, for 6,288 shares of CEL-SCI's Series E Preferred stock. At the holder's option, each Series E Preferred share is convertible into shares of CEL-SCI's common stock on the basis of one Series E Preferred share for shares of common stock equal in number to the amount determined by dividing $1,000 by the lesser of $5 or 93% of the average closing bid prices (the "Conversion Price") of CEL-SCI's common stock on the American Stock Exchange for the five days prior to the date of each conversion notice.

      Notwithstanding the above, the maximum number of common shares issuable upon the conversion of each Series E Preferred share prior to August 16, 2003 will be 923 shares. Therefore, the floor price of the Series E Preferred financing is $1,000 divided by 923 equaling $1.083.

      The Holders serverally agree to comply with the following trading limitations with respect to sales by them of Common Stock:

(a) Subject to paragraph (c) below in this Section, from July 23, 2001 until October 22, 2001, (i) Advantage and Koch will each limit there respective weekly sales of Common Stock to 7% of the average of the four prior weeks trading volume for the Common Stock as reported by Bloomberg Financial Services (or its successor to reporting such information regarding securities) ("Bloomberg" using the HP function key, and (ii) Mooring will limit its weekly sales of Common Stock to 1.67% of the average of the four prior weeks trading volume for the Common Stock as reported by Bloomberg using the HP function key.

(b) Subject to paragraph (c) below in this Section, commencing October 23, 2001, (i) Advantage and Koch will each limit their respective weekly sales of Common Stock to 9% of the average of the four prior weeks trading volume for the Common Stock as reported by Bloomberg using the HP function key, and (ii) Mooring will limit its weekly sales of Common Stock to 2.14% of the average of the four prior weeks trading volume for the Common Stock as reported by Bloomberg using the HP function key.

(c) If on any Trading Day the volume of the Common Stock as reported by Bloomberg using the HP function key equals or exceeds 200,000 shares, then in addition to the shares they are permitted to sell under paragraphs (a) and (b) of this paragraph, (i) Advantage and Koch may on each of that Trading Day and the following Trading Day sell an additional number of shares of Common Stock not to exceed 4.5% of the total trading volume of the Common Stock for such Trading Day on which the volume of the Common Stock exceeds 200,000, and (ii) Mooring may on each of that Trading Day and the following Trading Day sell an additional number of shares of Common Stock not to exceed 1% of the total trading volume of the Common Stock for such two Trading Days. The additional number of shares of Common Stock that the Holders may sell in accordance with this paragraph (c) shall not count towards the weekly limitations of the Holders specified in paragraphs (a) and (b) of this Section.

(d) The Holders will confirm their respective compliance with the provisions set forth in this Section if requested by the Company, provided, that the Company will not make such a request more than once every 30 days.

      Each Series E Preferred share can be redeemed by CEL-SCI at a price of $1,200 per share, plus accrued dividends, at any time prior to July 18, 2003. At any time on or after July 18, 2003 and prior to the close of business on August 16, 2003, CEL-SCI may redeem any outstanding Series E Preferred shares at a price of $1,000 per share.

      Preferred shares that have not been redeemed or converted by August 16, 2003 will automatically convert to twice the number of shares of common stock which such shares would otherwise convert into based upon the Conversion Price on such date. On August 16, 2003 CEL-SCI will also be required to issue the holders of any Series E Preferred shares which are then outstanding Series E warrants which will allow the holders of the warrants to purchase shares of CEL-SCI's common stock equal in number to 33% of the common shares which were issued upon the conversion of the remaining Series E Preferred shares. These warrants, if issued, will be exercisable at any time prior to August 17, 2006 at a price equal to 110% of the volume weighted average price of CEL-SCI's common stock for the five days prior to August 16, 2003.

      Each Series E Preferred share is entitled to a quarterly dividend of $60 per share, payable in cash. Dividends not declared will accumulate. Except as otherwise provided by law the Series E Preferred shares do not have any voting rights. The Series E Preferred shares have a liquidation preference over CEL-SCI's common stock.

      As part of this transaction the three investors exchanged their Series A and Series C warrants for new Series E warrants. The Series E warrants collectively allow the holders to purchase up to 815,351 additional shares of CEL-SCI's common stock at a price of $1.19 per share at any time prior to August 16, 2004.

      As of November 28, 2001 1,164 Series E Preferred shares had been converted into 1,030,938 shares of CEL-SCI's common stock. The actual number of shares issuable upon the conversion of the Series E Preferred shares will vary depending upon a number of factors, including the price of CEL-SCI's common stock at certain dates. Accordingly, the number of shares of common stock which will be issued upon the conversion of the Series E Preferred shares cannot be determined at this time. However, prior to August 16, 2003, CEL-SCI would not be required to issue more than 5,803,824 shares of its common stock upon the conversion of the Series E Preferred shares, subject to any adjustment due to a Capital Raising Transaction.

C. In December 1997, CEL-SCI sold 10,000 shares of its Series D Preferred Stock, and 1,100,000 warrants, to ten institutional investors for $10,000,000. All Series D Preferred shares were subsequently converted into 5,201,400 shares of CEL-SCI's common stock. Warrants for the purchase of 550,000 shares of common stock are exercisable at a price of $8.62 at any time prior to December 22, 2001. Warrants for the purchase of 550,000 shares of common stock are exercisable at a price of $9.31 at any time prior to December 22, 2001. As of November 28, 2001 none of the warrants had been exercised.

D. CEL-SCI has granted options for the purchase of 275,000 shares of common stock to certain investor relations consultants in consideration for services provided to CEL-SCI. The options are exercisable at prices ranging between $1.63 and $5.00 per share and expire between June 2001 and February 2004.

E. The Public Warrants are exercisable at $3.00 per share and expire on February 6, 2002.

F.. The options are exercisable at prices ranging from $0.98 to $11.00 per share. CEL-SCI may also grant options to purchase additional shares under its Incentive Stock Option and Non-Qualified Stock Option Plans.

      The shares referred above are being, or will be, offered for sale by means of registration statements which have been filed with the Securities and Exchange Commission.

Preferred Stock

      Authorized Preferred shares:  200,000

      Outstanding shares of Series E Preferred Stock:   5,124


Other Registration Rights

      Since June 30, 2001, the Company has issued 530,361 shares of its common stock to officers, employees, directors, consultants, suppliers and vendors for services and materials provided to the Company. The Company has agreed to file a registration statement with the Securities and Exchange Commission to permit the resale of these shares in the public market.

                               CEL-SCI CORPORATION

Schedule 2.1(f):        Not applicable

Schedule 2.1(g):        Subsidiaries

                             Viral Technologies
                             MaxPharma

Schedule 2.1(h):  Not applicable

Schedule 2.1(i):  Not applicable

Schedule 2.1 (j):  Not applicable

Schedule 2.1(k): The Company signed a promissory note, secured by its manufacturing equipment, with Cambrex BioScience for $1,159,000. The note is due November 15, 2002.

Schedule 2.1 (l): The Company has granted Cambrex Bioscience a security interest in its manufacturing equipment.

Schedule 2.1(m):        Not applicable

Schedule 2.1(n):        Not applicable

Schedule 2.1(o):        Not applicable

Schedule 2.1(p):  On each of the Initial Closing Date and the
                  Effectiveness Date, the Company shall pay a management fee in an amount equal to $60,000 to Chalfont Hill Capital, LLC.

                  On the Initial Closing Date, the Company shall pay a due diligence fee in an amount equal to $4,500 to Bristol Investment Fund, Ltd.

Schedule 2.1(r):    Not applicable

Schedule 2.1(s): The Company has a current Radioactive Material License and a Radioactive Waste Transport Permit from the Maryland Department of the Environment.

Schedule 2.1 (u):     Not applicable


Schedule 2.1(v):      Not applicable

Schedule 2.1(x): The Company will require the approval of its shareholders to issue more than 20% of its outstanding shares upon the conversion of the Note or the exercise of the Warrant.

Schedule 2.1(y):   Not applicable

Schedule 2.1(z)(i):  Since June 30, 2001 the Company issued 2,545,209 shares of its common stock The Company also took back 3,589,289 shares of its common stock (see attachment G). In place of the shares taken back, the Company has issued Series E Preferred Shares (see attachment H):

               Since June 30, 2001 the Company granted 1,202,067 options, mostly in lieu of salary. (see attachment I).

               Since June 30, 2001 the Company issued 6,288 shares of its Series E Preferred stock. (see attachment H).

Schedule 2.1(z)(ii):    The Company signed a promissory note, secured by
                        its manufacturing equipment, with Cambrex BioScience for $1,159,000. The note is due November 15, 2002.

      Schedule 3.15:    Persons subject to Lockup Agreement:

     o    Maximilian de Clara
     o    Geert R. Kersten, Esq.
     o    Patricia B. Prichep
     o    M. Douglas Winship
     o    Dr. Eyal Talor
     o    Dr. Daniel H. Zimmerman
     o    Alexander G. Esterhazy
     o    Dr. C. Richard Kinsolving

                                 Attachment A



Warrants
Equity Line of Credit

Issue Date:  04/11/01
Experation Date =
04/11/04
Total  issued =  200,800
Exercise Price = $1.64

                                 # warrants
       Issued to          Date     issued    Price
-----------------------------------------------------
Paul Revere Capital      4/11/01   200,800   1.64

                                  Attachment B


Preferred Series E - Warrants Series E - Issued August 16, 2001
Total issued = 815,351
Exercise Price = $1.19
Expiration Date = 08/16/04


Advantage Fund II
-----------------------------------------------------
                                    Total # of
                                     Warrants
                              -----------------------

8/16/01                               501,903

Koch Investment Group Limited
--------------------------------------------------
                                   Total # of
                                    Warrants

8/16/01                               232,838

Mooring Capital Fund LLC
--------------------------------------------------
                                   Total # of
                                    Warrants

8/16/01                                80,610

                                  Attachment C


Preferred Series D - Warrants Series A - Issued
December 22, 1997

Total  issued =  550,000
Exercise Price = $8.625
Expiration Date = 12/22/01

KA Investments LDC


                 Total # of
                  Warrants
                 -----------
12/22/97           110,000

Nelson Partners

                 Total # of
                   Warrants

12/22/97           110,000
                              transfered to
                  (110,000)   Wingate Captial Ltd.
                  ---------
3/22/01                 --

Olympus Securities

                  Total # of
                   Warrants

12/22/97           165,000
                              transfered to
                  (165,000)   Fisher Captial Ltd.
                  ---------
3/22/01                 --

Raphael, LP

                  Total # of
                   Warrants

12/22/97            8,250

Ramius Fund, Ltd

                  Total # of
                   Warrants

 12/22/97           16,500

Leonardo, LP

                  Total # of
                   Warrants

12/22/97            57,750

Preferred D - Ser. A Warrants

Baldwin Enterprises, Ltd.

                  Total # of
                   Warrants

12/22/97            16,500

AG Super Fund Int'l Ptrns

                  Total # of
                   Warrants

12/22/97             5,500

AGR Halifax Fund, Ltd.

                  Total # of
                   Warrants

12/22/97            55,000

GAM Arbitage

                  Total # of
                   Warrants

12/22/97             5,500

Fisher Capital Ltd.

                  Total # of
                   Warrants

3/22/01            165,000

Wingate Capital Ltd.

                  Total # of
                   Warrants

3/22/01            110,000


Exercised FY 2000:            -
Remaining warrrants FY 00:         550,000

Preferred Series D - Warrants Series B - Issued
December 22, 1997
Total issued = 550,000
Exercise Price = $9.315
Experation Date = 12/22/01

KA Investments LDC

                  Total # of
                   Warrants

12/22/97           110,000

Nelson Partners

                  Total # of
                   Warrants

12/22/97           110,000
                              transfered to
3/22/01           (110,000)   Wingate Captial Ltd.
                  ----------
                        --
Olympus Securities

                  Total # of
                   Warrants

12/22/97           165,000
                              transfered to
3/22/01           (165,000)   Fisher Captial Ltd.
                 ----------
                        --
Raphael, LP

                  Total # of
                   Warrants

12/22/97             8,250

Ramius Fund, Ltd

                  Total # of
                   Warrants

12/22/97            16,500

Leonardo, LP

                  Total # of
                   Warrants

12/22/97            57,750

Preferred D - Ser. B Warrants

Baldwin Enterprises, Ltd.

                  Total # of
                   Warrants

12/22/97            16,500

AG Super Fund Int'l Ptrns

                  Total # of
                   Warrants

12/22/97             5,500

AGR Halifax Fund, Ltd.

                  Total # of
                   Warrants
12/22/97            55,000

GAM Arbitage

                  Total # of
                   Warrants

12/22/97             5,500

Fisher Capital Ltd.

                  Total # of
                   Warrants

3/22/01           165,000

Wingate Capital Ltd.

                  Total # of
                   Warrants

3/22/01           110,000



Warrants exercised FY 2000:                    0
Remaining warrants FY 2000:              550,000

                                  Attachment D



CEL-SCI CORPORATION                    Other
STOCK OPTIONS:

                              # shares          Exercise   Expiration
      Issued to        Date    issued   Price     Date        Date
----------------------------------------------------------------------
Waterton Group LLC     4/9/97  10,000   3.94     4/9/97      6/30/02
Waterton Group LLC    4/28/97  10,000   3.50    4/28/97      6/30/02


The Fulton Group      9/12/97  50,000   5.00 11/12/97-25,000 9/12/02
                                              2/12/98-25,000

Keys, Daryll           8/5/98   5,000   3.50     6/3/98       6/3/03

Gelles, Jonathan       2/4/99  50,000   2.50   2/4/99-25,000  2/4/04
                                               3/4/99-12,500
                                               8/4/99-12,500
Investor Relations
Group                  6/1/01 150,000   1.63  6/01/01-12,500  6/1/06
                                              7/01/01-12,500
                                              8/01/01-12,500
                                              9/01/01-12,500
                                              10/1/01-12,500
                                              11/1/01-12,500
                                              12/1/01-12,500
                                              01/1/02-12,500
                                              2/01/02-12,500
                                              3/01/02-12,500
                                              4/01/02-12,500
                                              5/01/02-12,500
                             ---------
TOTAL                         275,000

                                  Attachment E


Public Warrants - Series A
Price - $3.00

Warrants           Exp. Date
-----------------------------

116,405               2/6/02

                                  Attachment F


Summary

                 Total Shares  Shares Reserved                     Remaining
                Reserved Under for Outstanding  Shares Issued   Options/Shares
Name of Plan        Plans          Options      as Stock Bonus    Under Plans
------------        -----          -------         -----------    -----------

Incentive
Stock Option                                                        843,315
Plans             2,100,000       1,170,100          N/A
Non-Qualified
Stock Option                                                       1,213,625
Plans             5,760,000       3,398,814          N/A




Plan           Total Authorized   Amount Issued   Amount Remaining
NQ 1992              60,000          9,667              833
NQ 1994             100,000         28,000            1,250
NQ 1995             800,000        464,896              395
NQ 1996           1,500,000        845,185           12,213
NQ 1998             300,000        241,292            8,708
NQ 2000             500,000        484,774           15,226
NQ 2001           2,500,000      1,325,000        1,175,000
               -------------------------------------------------
                  5,760,000      3,398,814        1,213,625


ISOP 1992           100,000         53,900            4,183
ISOP 1994           100,000        100,000                -
ISOP 1996           600,000        543,033           12,299
ISOP 1998           300,000        296,167            3,833
ISOP 2000           500,000        177,000          323,000
ISOP 2001           500,000              -          500,000
               -------------------------------------------------
                  2,100,000      1,170,100          843,315


Other
----------------
Lamey Corp.        272,108
J. Rubin            75,000
Underwriters        10,000
Reedland Capital    25,000

Total
----------------
4,951,022

1992 Non-Qualified Option Plan
Number of shares issuable:
60,000

------------------------------------------------------------------------------
                                Shares         Exercise  Shares    Expiration
Issued to              Date     Issued  Price  date    Exerciseable   date
------------------------------------------------------------------------------

Pappas, Dimitrios    02/16/99     667    1.94  02/16/00    667        2/16/09
Hladun, Anna         02/23/99   4,000    1.94  02/23/00  1,334        2/23/09
                                               02/23/01  1,333
                                               02/23/02  1,333
Dzimiri, Maud        04/16/99     500    1.05  04/16/02    500        4/16/09
Stevens, William     05/03/99     500    1.05  05/03/02    500         5/3/09
Carambula, Roy       05/17/99     500    1.05  05/17/02    500        5/17/09
Ruane, Tracey        06/01/99     500    1.05  06/01/02    500          6/109
Santorios, Rebecca   07/16/99     500    1.05  07/16/02    500        7/16/09
Gallagher, John      09/16/99     500    1.05  09/16/02    500        9/16/09
Knezevich, Kristen   07/05/00     500    1.05  07/05/03    500         7/5/10
Davis, Minnie        07/10/00     500    1.05  07/10/03    500        7/10/10
Deych, Inna          11/12/01     500    1.08  11/12/04    500       11/12/11
Zinck, Gerald        11/19/01     500    1.05  11/19/04    500       11/19/11
Cadd, Sung           12/10/01     500    0.98  12/10/04    500       12/10/11
                               ---------
                               10,167

1996 Non-Qualified
Option Plan
Number of shares issuable:
1,500,000

------------------------------------------------------------------------------
                                Shares         Exercise  Shares    Expiration
Issued to              Date     Issued  Price  date    Exerciseable   date
------------------------------------------------------------------------------

de Clara,            09/25/96   70,000   1.05  09/26/97   23,334     9/25/06
Maximilian                                     09/26/98   23,333
                                               09/26/99   23,333
Hudson, Donald       10/10/96   50,000   1.05  10/10/97   50,000    10/10/02
de Clara,
Maximilian           05/01/97   56,666   1.05  05/01/98   56,666      5/1/07
Davis, Dawn          08/27/97    8,000   1.05  08/31/98             01/10/03
Dutton, Steven       08/27/97    2,000   1.05  08/31/98             01/10/03
Kersten, Geert       08/27/97  163,000   1.05  08/31/98             01/10/03
Koga, Philip         08/27/97   10,000   3.12  08/31/98             01/10/02
Prichep, Patricia    08/27/97   30,000   1.05  08/31/98             01/10/03
Davis, Meredith      08/27/97    2,000   1.05  08/31/98             01/10/03
Hudson, Donald       08/27/97   32,000   1.05  08/31/98             01/10/03
Cobb, Karen          10/01/97      900   1.05  10/01/98      300     10/1/08
                                               10/01/99      300
                                               10/01/00      300
Austin, Annette      10/01/97      800   6.25  10/01/98      400     10/1/08
                                               10/01/99      400
Hladun, Anna         02/23/98    1,500   1.05  02/23/99      500     2/23/08
                                               02/23/00      500
                                               02/23/01      500
Duzant, Yvonne       03/02/98    3,000   1.05  03/02/99    1,000      3/1/08
                                               03/02/00    1,000
                                               03/02/01    1,000      5/1/08
Lloyd, John          04/16/98      500   4.63  04/16/99      500     4/16/08
de Clara,
Maximilian           05/01/98   50,000   1.05  05/01/99   16,667      5/1/08
                                               05/01/00   16,667
                                               05/01/01   16,666
Davis, Dawn          08/03/98    2,000   1.05  08/03/99      667      8/3/08
                                               08/03/00      667
                                               08/03/01      666
Cobb, Karen          08/03/98    1,000   1.05  08/03/99      334      8/3/08
                                               08/03/00      333
                                               08/03/01      333
Davis, Meredith      08/03/98    1,000   1.05  08/03/99      334      8/3/08
                                               08/03/00      333
                                               08/03/01      333
Saylor, Marcy        08/03/98      400   3.31  08/03/99      400      8/3/08
Austin, Annette      08/03/98    1,600   3.31  08/03/99      800      8/3/08
                                               08/03/00      800
Eckles, Kevin        08/03/98      800   3.31  08/03/99      400      8/3/08
                                               08/03/00      400
George, Prakash      08/03/98    4,000   1.05  08/03/99    1,334      8/3/08
                                               08/03/00    1,333
                                               08/03/01    1,333
Dutton, Steven       08/25/98    1,200   1.05  08/25/99      400     8/25/08
                                               08/25/00      400
                                               08/25/01      400

1996 NQP                                                      pg 2

------------------------------------------------------------------------------
                                Shares         Exercise  Shares    Expiration
Issued to              Date     Issued  Price  date    Exerciseable   date
------------------------------------------------------------------------------

Cobb, Karen          08/25/98    2,000   1.05  08/31/99    2,000    01/10/03
Davis, Dawn          08/25/98    4,000   1.05  08/31/99    4,000    01/10/03
Dutton, Steven       08/25/98    2,000   1.05  08/31/99    2,000    01/10/03
Farabaugh, Joan      08/25/98    4,000   2.94  08/31/99    4,000     1/10/02
Folus, Judy          08/25/98    1,420   2.94  08/31/99    1,420     1/10/02
Heisey, Dawn         08/25/98    1,460   2.94  08/31/99    1,460     1/10/02
Kersten, Geert       08/25/98  114,000   1.05  08/31/99  114,000    01/10/03
Koga, Philip         08/25/98   10,000   2.94  08/31/99   10,000     1/10/02
Lloyd, John          08/25/98    4,000   2.94  08/31/99    4,000     1/10/02
Prichep, Patricia    08/25/98   32,000   1.05  08/31/99   32,000    01/10/03
Sarin, Prem          08/25/98   24,000   2.94  08/31/99   24,000     1/10/02

Talor, Eyal          08/25/98   12,000   1.05  08/31/99   12,000    01/10/03

Zimmerman, Daniel    08/25/98   24,000   1.05  08/31/99   24,000    01/10/03
de Clara,
Maximilian           08/25/98   50,000   1.05  04/12/00   16,667     4/12/09
                                               04/12/01   16,667
                                               04/12/02   16,666
Austin, Annette      05/10/99      667   2.31  05/10/00      667     5/10/09
Eckles, Kevin        07/16/99      667   2.31  07/16/00      667     7/16/09
Farabaugh, Joan      07/16/99      334   2.31  07/16/00      334     7/16/09
Lange-Hawkins        08/13/99      625   1.94  08/31/00              8/31/03
Santorios,
Rebecca              08/13/99    2,500   1.94  08/31/00              8/31/03
Pappas, Dimitrios    08/13/99    1,979   1.94  08/31/00              8/31/03
Siwek, Martina       08/13/99    2,500   1.94  08/31/00              8/31/03
Talor, Eyal          08/13/99   10,000   1.94  08/31/00              8/31/03
Zimmerman, Daniel    08/13/99   30,000   1.94  08/31/00              8/31/03
Davis, Meredith      08/13/99    2,500   1.94  08/31/00              8/31/03
Davis, Dawn          08/13/99    5,000   1.94  08/31/00              8/31/03
Duzant, Yvonne       09/01/99    3,000   1.05  09/01/00    1,000      9/1/09
                                               09/01/01    1,000
                                               09/01/02    1,000
Siwek, Martina       05/17/00      667   1.05  05/17/01      667     5/17/10
Davis, Meredith      08/03/00    1,500   1.05  08/03/01      500      8/3/10
                                               08/03/02      500
                                               08/03/03      500
Gallagher, John      10/16/00    1,500   1.05  09/18/01      500     9/18/10
                                               09/18/02      500
                                               09/18/03      500
Cieslinski, Emily    11/11/00      500   1.95  11/11/03      500    11/11/10
Dillow, Russell      04/16/01      500   1.51  04/16/04      500    04/16/11
Davis, Dawn          05/01/01    2,000   1.38  05/01/02      667    05/01/11
                                               05/01/03      666
                                               05/01/04      666
Maka, Minh V.        08/10/01      500   1.43  08/10/04      500    08/10/11

1996 NQP                                                      pg 3

------------------------------------------------------------------------------
                                Shares         Exercise  Shares    Expiration
Issued to              Date     Issued  Price  date    Exerciseable   date
------------------------------------------------------------------------------

Soderholm, Brian     08/10/01      500   1.43  08/10/04      500    08/10/11
Dixon, Dayon         08/24/01      500   1.35  08/24/04      500    08/24/11
                              --------
                               845,185

2000 Incentive Stock Option
Plan
Number of shares issuable:
500,000

------------------------------------------------------------------------------
                                Shares         Exercise  Shares    Expiration
Issued to              Date     Issued  Price  date    Exerciseable   date
------------------------------------------------------------------------------

Winship, Douglas     04/03/00   20,000   1.05  04/03/01    6,667      4/3/10
                                               04/03/02    6,667
                                               04/03/03    6,666
Kersten, Geert       04/19/00   60,000   1.05  04/19/01   20,000     4/19/10
                                               04/19/02   20,000
                                               04/19/03   20,000
Sarin, Prem          05/01/00   12,000   4.50  05/01/01    4,000    05/01/10
                                               05/01/02    4,000
                                               05/01/03    4,000
Kersten, Geert       03/22/01   60,000   1.38  03/22/02   20,000    03/22/11
                                               03/22/03   20,000
                                               03/22/04   20,000
Winship, Douglas     04/05/01   25,000   1.39  04/05/02    8,334    04/05/11
                                               04/05/03    8,333
                                               04/05/04    8,333
Talor, Eyal          12/03/01   35,000   1.00  12/03/02   11,667    12/03/11
                                               12/03/03   11,667
                                               12/03/04   11,666
Jones, Brooke        12/03/01   15,000   1.00  12/03/02    5,000    12/03/11
                                               12/03/03    5,000
                                               12/03/04    5,000
Prichep, Patricia    12/03/01   30,000   1.00  12/03/02   10,000    12/03/11
                                               12/03/03   10,000
                                               12/03/04   10,000
                               -------
                               257,000

2001 Non-Qualified Option
Plan
Number of shares issuable:
2,500,000

------------------------------------------------------------------------------
                                Shares         Exercise  Shares    Expiration
Issued to              Date     Issued  Price  date    Exerciseable   date
------------------------------------------------------------------------------

Dutton, Steve        12/01/00    2,500   1.67  12/01/01    2,500      12/1/04
de Windt, Gavin      12/01/00   35,000   1.67  12/1/01    35,000      12/1/04
Duzant, Ynonne       12/01/00    2,500   1.67  12/1/01     2,500      12/1/04
Dzimiri, Maud         12/1/00    5,000   1.67  12/1/01     5,000      12/1/04
Gallagher, John       12/1/00    5,000   1.67  12/1/01     5,000      12/1/04
George, Prakash       12/1/00   32,500   1.67  12/1/01    32,500      12/1/04
Jones, Brooke         12/1/00   10,000   1.67  12/1/01    10,000      12/1/04
Knezevich, Kristen    12/1/00    4,167   1.67  12/1/01     4,167      12/1/04
Labrocca, Aaron       12/1/00    5,000   1.67  12/1/01     5,000      12/1/04
Lewkowicz, Henry      12/1/00   10,000   1.67  12/1/01    10,000      12/1/04
Manner, Michelle      12/1/00    2,500   1.67  12/1/01     2,500      12/1/04
Salley, Bonnie        12/1/00    5,000   1.67  12/1/01     5,000      12/1/04
Talor, Eyal           12/1/00   15,000   1.67  12/1/01    15,000      12/1/04
de Clara, Maximilian  3/22/01   60,000   1.38  3/22/02    20,000      3/22/11
                                               3/22/03    20,000
                                               3/22/04    20,000
Kinsolving, Richard   3/23/01   20,000   1.30  3/23/02    10,000      3/23/11
                                               3/23/03    10,000
Kinsolving, Richard   3/23/01   30,000   1.30  3/23/02    10,000      3/23/11
                                               3/23/03    10,000
                                               3/23/04    10,000
Kersten, Geert        7/16/01  560,000   1.05  3/31/02   560,000      7/16/05
Prichep, Patricia     7/16/01  200,000   1.05  3/31/02   200,000      7/16/05
Talor, Eyal           7/16/01  160,000   1.05  3/31/02   160,000      7/16/05
Winship, M. Douglas   7/16/01   40,000   1.05  3/31/02    40,000      7/16/05
Zimmerman, Daniel    7/16/011   20,000   1.05  3/31/02   120,000      7/16/05
                              --------
                             1,324,167

ATTACHMENT G
-------------------------

Shares issued since June 30,
2001


Name                        Date    # Shares   Price    Program    Outstanding
--------------------------------------------------------------------------------

CEL-SCI 401(k) (6/30/01   07/02/01    20,370   1.200   Bonus Plan   24,307,262
issue)

Zachary Prensky           08/07/01   119,000   0.800    7/01 Priv.  24,426,262
                                                        Financing

                                                        7/01 Priv.
Mayer Schiller            08/07/01     3,000   0.800    Financing   24,429,262

                                                        7/01 Priv.
Wolf Prensky              08/07/01   100,000   0.800    Financing   24,529,262

                                                        7/01 Priv.
Jeffrey Goldberg          08/07/01     5,000   0.800    Financing   24,534,262

                                                        7/01 Priv.
Hank Ross                 08/07/01    10,000   0.800    Financing    24,544,262

                                                        7/01 Priv.
Jeffrey Mann              08/07/01    10,000   0.800    Financing    24,554,262

                                                        7/01 Priv.
Eugene & Natalie Ciner    08/07/01     3,000   0.800    Financing    24,557,262

                                                        7/01 Priv.
Lamey Corporation         08/23/01   272,108   1.470    Financing    24,829,370

Dr. C. Richard
Kinsolving                08/23/01     3,000   1.000      n/a        24,832,370

Dr. Augusto Bondani       08/23/01     4,000   1.000      n/a        24,836,370

                                                        03/00
Cancelled shares          08/29/01(3,589,289)  0.001    Financing    21,247,081

                                                         Series E
Koch Investment Ltd.      08/30/01    78,948   1.2667    Preferred   21,326,029

M. de Clara               09/03/01   200,000    1.310   Bonus Plan   21,526,029

                                                        Series E
Mooring Capital Fund. LLC 09/05/01   112,142   1.1860   Preferred    21,638,171

                                                        Series E
Mooring Capital Fund. LLC 09/06/01    56,550   1.1848   Preferred    21,694,721

                                                        Series E
Advantage Fund II         09/06/01   101,201  1.23876   Preferred    21,795,922


Geert Kersten             09/28/01    14,605     1.00       n/a      21,810,527

M. de Clara               09/28/01    75,071     1.00       n/a      21,885,598

Dr. C. Richard
Kinsolving                09/28/01     8,000     1.00       n/a      21,893,598

Dr. Augusto Bondani       09/28/01     4,000     1.00       n/a      21,897,598

Karen Carson              09/28/01     3,269     1.00       n/a      21,900,867

Dr. Paul Chretien         09/28/01    11,200     1.00       n/a      21,912,067

Dr. Eyal Talor            09/28/01    14,191     1.00       n/a      21,926,258

Donald Douglas            09/28/01    10,077     1.00       n/a      21,936,335

Daryll Keys               09/28/01     2,000     1.00       n/a      21,938,335


CEL-SCI 401(k)(9/30/01)   09/28/01    13,747     1.00    Bonus Plan  21,952,082

M. de Clara               10/03/01    75,071     1.00       n/a      22,027,153
                                                         Series E
Koch Investment Ltd.      10/03/01    85,842  1.16064    Preferred   22,112,995

Jacques Rubin             10/16/01  150,000      1.00       n/a      22,262,995

                                                         Series E
Advantage Fund II         10/22/01   92,090   1.09554    Preferred   22,355,085


Geert Kersten             10/20/01   16,632      1.00       n/a      22,371,717

Patricia Prichep          10/20/01    7,430      1.00       n/a      22,379,147

Dr. Eyal Talor            10/20/01    9,544      1.00       n/a      22,388,691

M. Douglas Winship        10/20/01    9,350      1.00       n/a      22,398,041

Daniel Zimmerman          10/20/01    8,325      1.00       n/a      22,406,366

Paul Revere Capital       11/09/01  277,684    1.0804  Equity Line   22,684,050

                                                         Series E
Advantage Fund II         11/12/01  129,220   1.09652    Preferred   22,813,270

                                                         Series E
Koch Investment Ltd.      11/15/01  281,053   1.08342    Preferred   23,094,323

Dr. Paul Chretien         11/16/01   11,200      1.00       n/a      23,105,523

Dr. Alan Morris           11/27/01    2,000      1.00       n/a      23,107,523

Dr. Evan Hersh            11/27/01    2,000      1.00       n/a      23,109,523

Dr. Michael Mastrangelo   11/27/01    2,000      1.00       n/a      23,111,523

G. de Windt               11/27/01    3,000      1.00       n/a      23,114,523

Endpoint Research         11/27/01    9,396      1.00       n/a      23,123,919

                                                         Series E
Koch Investment Ltd.      11/28/01   93,893   1.08342    Preferred   23,217,812

Steve Steinman            12/12/01   25,000      1.00       n/a      23,242,812

                                                         Series E
Advantage Fund II         12/13/01  101,530   1.10103    Preferred   23,344,342


           Shares Issued          2,646,739

         Shares returned         (3,589,289)

ATTACHMENT H
-----------------

Preferred Series E Stock - issued August 15, 2001                    1/28/01
-------------------------------------------------
Total preferred shares issued = 6,288

Advantage Fund II
-----------------

                                                              # Pref.
                       # Pref   # Pref.            # Common   Shares
Conversion     Issue   Shares   Shares     price/    Shares   owned after
 Date           Date    owned   Converted  share     Issued   conversion
--------------------------------------------------------------------------

              8/15/01  3,820

 09/06/01      9/7/01              125     1.23876   100,907    3,695

 09/06/010    9/07/01                0     1.23876       294    3,695   *

 10/19/01    10/22/01  3,695       100     1.09554    91,279    3,595

 10/19/01    10/22/01                0     1.09554       811    3,595   *

 11/12/01    11/13/01  3,595       140     1.09652   127,677    3,455

 11/12/01    11/13/01                0     1.09652     1,543    3,455   *

 12/13/01    12/14/01  3,455       110     1.10103    99,906    3,345

 12/13/01    12/14/01                0     1.10103     1,624    3,345

                                           Total
                                   475     issued    424,041

*Dividend calculated on $125,000 on 9/6/01 = add'l 294 shares issued 9/6/01 *Dividend calculated on $100,000 on 10/19/01 = add'l 811 shares issued 10/22/01 *Dividend calculated on $140,000 on 11/12/01 = add'l 1,543 shares issued 11/13/02


Koch Investment Group Limited
-----------------------------

                        # Pref   # Pref.            # Common   Shares
Conversion     Issue   Shares   Shares     price/    Shares   owned after
 Date           Date    owned   Converted  share     Issued   conversion
--------------------------------------------------------------------------

              8/15/01  1,799

 08/27/01    08/30/01              100      1.2667    78,948   1,699

 10/01/01    10/03/01  1,699        99     1.16064    85,297   1,600

 10/01/01    10/03/01                0     1.16064       545   1,600   *

 11/15/01    11/16/01  1,600       300     1.08342   276,901   1,300

 11/15/01    11/16/01                0     1.08342     4,152   1,300   *

 11/28/01    11/29/01  1,300       100     1.08342    92,300   1,200

 11/28/01    11/29/01                0     1.08342     1,593   1,200

                                   599     Total     539,736
                                           issued

*Dividend calculated on $199,000 on 10/01/01 = add'l 545 shares issued 10/1/01 *Dividend calculated on $100,000 on 11/28/01 = add'l 1,593 shares issued 11/28/01 *Dividend calculated on $300,000 on 11/15/01 = add'l 4,152 shares issued 11/16/02

Mooring Capital Fund LLC
-------------------------


                        # Pref   # Pref.            # Common   Shares
Conversion     Issue   Shares   Shares     price/    Shares   owned after
 Date           Date    owned   Converted  share     Issued   conversion
--------------------------------------------------------------------------

              8/15/01    669

 09/04/01    09/07/01              133      1.1860   112,142     536

 09/05/01    09/07/01    536        67      1.1848    56,550     469

                                   200      Total    168,691
                                            issued

        Total common stock Issued as of 12/13/01        1,132,468
        Preferred Shares converted      12/13/01            1,274
        Preferred Shares remaining      12/13/01            5,014

ATTACHMENT I
----------------------


OPTIONS ISSUED SINCE JUNE 30, 2001

----------------------------------------------------------------------------
Option                        Shares        Exercise    Shares    expiration
 Plan     Issued to    Date   Issued  Price  date    Exerciseable    date
----------------------------------------------------------------------------
1996 NQ  Maka, Minh   08/10/01   500  1.43  08/10/04       500     08/10/11
         Soderholm,
         Brian        08/10/01   500  1.43  08/10/04       500     08/10/11
         Dixon, Dayon 08/24/01   500  1.35  08/24/04       500     08/24/11
         Soresi, Mark 10/10/96  (100) 5.25  10/10/97         0     10/10/01

2001 NQ  Kersten,
         Geert *      07/16/01 560,000 1.05 03/31/02   560,000     07/16/05
         Prichep,
         Patricia *   07/16/01 200,000 1.05 03/31/02   200,000     07/16/05
         Talor, Eyal* 07/16/01 160,000 1.05 03/31/02   160,000     07/16/05
         Winship,
         Douglas*     07/16/01  40,000 1.05 03/31/02    40,000     07/16/05
         Zimmerman,
         Daniel*      07/16/01 120,000 1.05 03/31/02   120,000     07/16/05
         Knezevich,
         Kristen      11/30/01    (833)1.67 12/01/01     4,167     12/01/04

2000
ISOP    Talor, Eyal    12/3/01  35,000 1.00  12/3/02    11,667      12/3/11
                                             12/3/03    11,667
                                             12/3/04    11,666
        Jones, Brooke  12/3/01  15,000 1.00  12/3/02     5,000      12/3/11
                                             12/3/03     5,000
                                             12/3/04     5,000
        Prichep,
        Patricia       12/3/01  30,000 1.00  12/3/02    10,000      12/3/11
                                             12/3/03    10,000
                                             12/3/04    10,000

2000 NQ Callis,
        Sandra        10/19/01   1,000 1.13 10/19/02       334     10/19/11
                                            10/19/03       333
                                            10/19/04       333
        Carambula,
        Roy           10/19/01   1,500 1.13 10/19/02       500     10/19/11
                                            10/19/03       500
                                            10/19/04       500
        Cielinski,
        Emily         10/19/01   1,500 1.13 10/19/02       500     10/19/11
                                            10/19/03       500
                                            10/19/04       500
        Cobb, Karen  10/19/01    1,000 1.13 10/19/02       334     10/19/11
                                            10/19/03       333
                                            10/19/04       333
        Davis, Minnie10/19/01    1,000 1.13 10/19/02       334     10/19/11
                                            10/19/03       333
                                            10/19/04       333
        de Windt,
        Gavin        10/19/01    1,500 1.13 10/19/02       500     10/19/11
                                            10/19/03       500
                                            10/19/04       500
        Dutton,
        Steven       10/19/01    1,000 1.13 10/19/02       334     10/19/11
                                            10/19/03       333
                                            10/19/04       333
        Duzant,
        Yvonne       10/19/01    4,000 1.13 10/19/02     1,334     10/19/11
                                            10/19/03     1,333
                                            10/19/04     1,333

        Dzimiri, Maud10/19/01    2,000 1.13 10/19/02       667     10/19/11
                                            10/19/03       667
                                            10/19/04       666
        Gallagher,
        John         10/19/01    2,000 1.13 10/19/02       667     10/19/11
                                            10/19/03       667
                                            10/19/04       666
        George,
        Prakash      10/19/01    4,000 1.13 10/19/02     1,334     10/19/11
                                            10/19/03     1,333
                                            10/19/04     1,333
        Knezevich,
        Kristen      10/19/01    1,000 1.13 10/19/02       334     10/19/11
                                            10/19/03       333
                                            10/19/04       333
        Labrocca,
        Aaron        10/19/01    2,000 1.13 10/19/02       667     10/19/11
                                            10/19/03       667
                                            10/19/04       666

        Lloyd, Anna  10/19/01    6,000 1.13 10/19/02     2,000     10/19/11
                                            10/19/03     2,000
                                            10/19/04     2,000
        Manner,
        Michelle     10/19/01    1,000 1.13 10/19/02       334     10/19/11
                                            10/19/03       333
                                            10/19/04       333

        Ruane, Tracey10/19/01    3,000 1.13 10/19/02     1,000     10/19/11
                                            10/19/03     1,000
                                            10/19/04     1,000
        Salley,
        Bonnie       10/19/01    1,500 1.13 10/19/02       500     10/19/11
                                            10/19/03       500
                                            10/19/04       500
        Santorios,
        Rebecca      10/19/01    3,000 1.13 10/19/02     1,000     10/19/11
                                            10/19/03     1,000
                                            10/19/04     1,000
        Stevens,
        William      10/19/01    2,000 1.13 10/19/02       667     10/19/11
                                            10/19/03       667
                                            10/19/04       666


1992 NQP

        Deych, Inna  11/12/01      500 1.08 11/12/04       500     11/12/11
        Zinck,
         Gerald      11/19/01      500 1.05 11/19/04       500     11/19/11
        Cadd, Sung   12/10/01      500 0.98 12/10/04       500     12/10/11
                              --------
                             1,202,067

* Options bought by officers through salary adjustment plan.

                                    EXHIBIT A
                                LIST OF INVESTORS

Names and Addresses of        Number of Warrants              Dollar Amount
Purchasers                        Purchased                   of Investment

SDS Merchant Fund, L.P.            420,000                        $350,000
c/o SDS Capital Partners
One Sound Shore Drive
Greenwich, CT 06830
Attention: Steve Derby
Fax no.: (203) 629-0345

Bristol Investment Fund, Ltd.       420,000                       $350,000
Caledonian House
Jennett Street
Georgetown, Grand Cayman
Cayman Islands
Attention: Amy Wang, Esq.
Fax No: (323) 468-8307

Periscope Partners, L.P.            120,000                       $100,000
1600 Flatrock Road
Penn Valley, PA 19072
Attention: Leon Frankel
Fax No.: (610) 667-4091

                                    EXHIBIT B
                                  FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE REASONABLY ACCEPTABLE TO THE MAKER) IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.


                               CEL-SCI CORPORATION

                   Senior Secured Convertible Promissory Note
                              due December __, 2003



No. CN-__                                                        $____________
Dated:  December __, 2001


For value received, CEL-SCI CORPORATION, a Colorado corporation (the "Maker"), hereby promises to pay to the order of _______________________ (together with its successors, representatives, and permitted assigns, the "Holder"), in accordance with the terms hereinafter provided, the principal amount of ________________________ ($______________), together with interest thereon.
Concurrently with the issuance of this Note, the Company is issuing separate notes (the "Other Notes") to separate purchasers (the "Other Holders") pursuant to the Purchase Agreement (as defined in Section 1.1 hereof).

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder's account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note shall be due and payable on December __ , 2003 (the "Maturity Date") or at such earlier time as provided herein.


                                    ARTICLE I

      Section 1.1 Purchase Agreement. This Note has been executed and delivered pursuant to the Note and Warrant Purchase Agreement, dated as of December 20, 2001 (the "Purchase Agreement"), by and between the Maker and the purchaser listed therein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

      Section 1.2 Interest. Beginning on the date hereof, the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to seven percent (7%), payable quarterly or upon conversion unless earlier converted or prepaid as provided herein, with the first quarterly payment due and payable on July 1, 2002. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the issuance date of this Note (the "Issuance Date"). The interest shall be payable at the Holder's option in cash or shares of the Maker's common stock, par value $.001 per share (the "Common Stock"); provided, however, that if the Holder elects to be paid in shares of Common Stock, the Maker shall issue to the Holder restricted shares of Common Stock. The number of shares of Common Stock to be issued as payment of accrued and unpaid interest shall be determined by dividing (a) the total amount of accrued and unpaid interest to be converted into Common Stock by (b) the Conversion Price (as defined in Section 3.2(a) hereof. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), then to the extent permitted by law, the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of fifteen percent (15%) and the maximum applicable legal rate per annum.

      Section 1.3 Security Agreement. The obligations of the Maker hereunder shall be secured by, and the Holder shall be entitled to the rights and security granted by the Maker pursuant to, the Security Agreement dated as of the date hereof by the Maker for the benefit of the Holder (the "Security Agreement").

      Section 1.4 Senior Note. This Note shall be senior to all other Indebtedness of the Maker, except for such Indebtedness in connection with the Promissory Note dated November 15, 2001 issued by the Maker in favor of Cambrex Bio Science, Inc. ("Cambrex") and the related Security Agreement between the Maker and Cambrex dated November 15, 2001.

      Section 1.5 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

      Section 1.6 Transfer. This Note may be transferred or sold, subject to the provisions of Section 4.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

      Section 1.7 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

                                   ARTICLE II

                           EVENTS OF DEFAULT; REMEDIES

      Section 2.1 Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

(a) the Maker shall fail to make the payment of any amount of principal outstanding on the date such payment is due hereunder; or

(b) the Maker shall fail to make any payment of interest in cash or shares of Common Stock for a period of five (5) days after the date such interest is due; or

(c) the failure of the Registration Statement to be declared effective by the Securities and Exchange Commission ("SEC") on or prior to the date which is ninety (90) days after the Initial Closing Date (as defined in the Purchase Agreement); or

(d) the suspension from listing or the failure of the Common Stock to be listed on the American Stock Exchange for a period of five (5) consecutive Trading Days; or

(e) the Maker's notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.8(a) hereof) or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock; or

(f) the Maker shall fail to (i) timely delivery the shares of Common Stock upon conversion of the Note or any interest accrued and unpaid, (ii) timely file the Registration Statement (as defined in the Registration Rights Agreement) or
(iii) make the payment of any fees and/or liquidated damages under this Note, the Purchase Agreement or the Registration Rights Agreement, which failure in the case of items (i) and (iii) of this Section 2.1(f) is not remedied within seven (7) business days after the incurrence thereof; or

(g) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days, provided that the cause of such lapse or unavailability is not due to factors primarily within the control of Holder; or

(h) default shall be made in the performance or observance of (i) any material covenant, condition or agreement contained in this Note (other than as set forth in clause (f) of this Section 2.1) and such default is not fully cured within five (5) business days after the occurrence thereof or (ii) any material covenant, condition or agreement contained in the Purchase Agreement (other than Section 3.22 thereof), the Security Agreement, the Other Notes, the Registration Rights Agreement, the Escrow Agreement or the Lock-Up Agreement which is not covered by any other provisions of this Section 2.1 and such default is not fully cured within seven (7) business days after the occurrence thereof; or

(i) any material representation or warranty made by the Maker herein or in the Purchase Agreement, the Security Agreement or the Registration Rights Agreement shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

(j) the Maker shall issue any debt securities which are not subordinate to this Note and the Other Notes on such terms as are acceptable to the Holders of a majority of the outstanding principal amount of this Note and the Other Notes purchased under the Purchase Agreement; or

(k) the consummation of any of the following transactions: (i) the consolidation, merger or other business combination of the Maker with or into a person or entity (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Maker or
(B) a consolidation, merger or other business combination in which holders of the Maker's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities), except if in the case of a consolidation merger or other business combination of the Maker, the Maker shall have given the Holder not less than fifteen (15) business days prior written notice thereof (the "Transaction Notice") and shall have furnished the Holder with such information regarding the consolidation, merger or other business combination (including, without limitation, the counterparties thereto) as the Holder may reasonably request in order for the Holder to determine if it will exercise its conversion rights hereunder prior to the consummation of such consolidation, merger or other business combination; (ii) the sale or transfer of all or substantially all of the Maker's assets; or (iii) the consummation of a purchase, tender or exchange offer made to the holders of more than 30% of the outstanding shares of Common Stock; or

(l) if required by applicable law, rule or regulation, the stockholders of the Maker shall fail to approve the proposal presented and recommended by the Board of Directors of the Maker to approve the Holder acquiring in excess of 19.99% of the issued and outstanding shares of Common Stock upon conversion of this Note and/or exercise of the Warrants.

(m) the Maker shall (i) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $25,000 or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

(n) the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(o) a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty
(60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

(p)   the occurrence of an Event of Default under the Other Notes; or

(q)   a breach of Section 3.22 of the Purchase Agreement.

      Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 2.1 (m), (n) or (o), the outstanding principal balance and accrued interest hereunder shall be automatically due and payable and (ii) Sections 2.1 (c)-(l), demand the prepayment of this Note pursuant to Section 3.7 hereof, (b) demand that the principal amount of this Note then outstanding and all accrued and unpaid interest thereon shall be converted into shares of Common Stock at a Conversion Price per share calculated pursuant to Section 3.1 hereof assuming that the date that the Event of Default occurs is the Conversion Date (as defined in Section 3.2(a) hereof), or (c) exercise or otherwise enforce any one or more of the Holder's rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the Security Agreement, the Registration Rights Agreement or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

                                   ARTICLE III

                      CONVERSION; ANTIDILUTION; PREPAYMENT

      Section 3.1 Conversion Option. At any time on or after the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder (the "Conversion Option"), into such number of fully paid and non-assessable shares of Common Stock (the "Conversion Rate") as is determined by dividing (x) that portion of the outstanding principal balance under this Note as of such date that the Holder elects to convert by (y) the Conversion Price (as hereinafter defined) then in effect on the date on which the Holder faxes a notice of conversion (the "Conversion Notice"), duly executed, to the Maker (facsimile number (703) 506-9471, Attn.: Chief Financial Officer) (the "Conversion Date"), provided, however, that the Conversion Price shall be subject to adjustment as described in Section 3.6 below. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Company shall keep written records of the amount of this Note converted as of each Conversion Date.

      Section 3.2 Conversion Price.
                  ----------------

            (a) Subject to the provisions of subsection (b) below, the term "Conversion Price" shall mean an amount equal to the Discount Percentage (as defined below) multiplied by the average of the three (3) lowest daily trading prices of the Common Stock during the twenty (20) Trading Days immediately prior to the Conversion Date, except that if during any period (a "Black-out Period"), a Holder is unable to trade any Common Stock issued or issuable upon conversion of the Notes immediately due to the postponement of filing or delay or suspension of effectiveness of a registration statement or because the Maker has otherwise informed such Holder that an existing prospectus cannot be used at that time in the sale or transfer of such Common Stock, such Holder shall have the option but not the obligation on any Conversion Date within ten (10) Trading Days following the expiration of the Black-out Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such Holder that would have been applicable had such Conversion Date been at any earlier time during the Black-out Period or within the ten (10) Trading Days thereafter. In no event shall the Black-out Period have any effect on the Maturity Date of this Note. The Conversion Price shall equal the lesser of the
(1) Conversion Price adjusted pursuant to Section 3.6 hereof and (2) the Conversion Price as of the Conversion Date.

            (b) The Conversion Price shall be subject to a minimum floor of an amount equal to seventy-five percent (75%) of the Closing Price (the "Floor Price"); provided, however, the Floor Price shall be adjusted if the Conversion Price is calculated to be less than the Floor Price as a result of any of the events contemplated by Section 3.6 hereof. The "Closing Price" shall mean the average of the trading price of the Common Stock for the three (3) Trading Days having the lowest trading price during the twenty (20) Trading Days immediately prior to the Closing Date. If the Per Share Market Value (as defined below) of the Common Stock is less than the Closing Price for a period of twenty (20) consecutive Trading Days, the Floor Price shall no longer be applicable. The term "Discount Percentage" shall initially mean seventy-six percent (76%); provided, however, the Discount Percentage shall mean seventy percent (70%) if

(i) a default shall be made in the performance or observance of any material covenant, condition or agreement contained in this Note, the Purchase Agreement, the Security Agreement, the Other Notes, the Registration Rights Agreement, the Escrow Agreement or the Lock-Up Agreement, or (ii) the Common Stock is delisted from the American Stock Exchange.

            (c) The term "Per Share Market Value" means on any particular date
(a) the closing bid price of the Common Stock on such date on the American Stock Exchange or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the American Stock Exchange or any registered national stock exchange, then the lowest intra-day price for a share of Common Stock, as reported by Bloomberg L.P. or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the intra-day price for a share of Common Stock is not then reported, then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser (as defined in Section 4.13 hereof) selected in good faith by the Holders of a majority in interest of the Notes; provided, however, that the Maker, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

      Section 3.3 Mechanics of Conversion.
                  -----------------------

      (a) Not later than three (3) Trading Days after any Conversion Date, the Maker or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company ("DTC") account on the Holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Conversion Notice, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. In the alternative, not later than three (3) Trading Days after any Conversion Date, the Maker shall deliver to the applicable Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 5.1 of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Note. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date (the "Delivery Date"), the Holder shall be entitled by written notice to the Maker at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Maker shall immediately return this Note tendered for conversion, whereupon the Maker and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3(b) and (c) shall be payable through the date notice of rescission is given to the Maker.

      (b) The Maker understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note and failure to deliver one or more new promissory notes representing the unconverted principal amount of this Note beyond the Delivery Date could result in economic loss to the Holder. If the Maker fails to deliver to the Holder such certificate or certificates pursuant to this Section hereunder by the Delivery Date, the Maker shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day until such certificates are delivered, together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) (i) 1% of the aggregate principal amount of the Notes requested to be converted for the first five (5) Trading Days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Notes requested to be converted for each Trading Day thereafter and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty). Nothing herein shall limit a Holder's right to pursue actual damages for the Maker's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Maker shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.3(b) through the date the Conversion Notice is withdrawn.

      (c) In addition to any other rights available to the Holder, if the Maker fails to deliver to the Holder such certificate or certificates pursuant to
Section 3.3(a) by the Delivery Date and if after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Maker shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the shares of Common Stock issued by the Maker pursuant to such conversion, together with interest thereon at a rate of the lesser of 15% and the maximum applicable legal rate per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate principal amount of this Note, the Maker shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Maker written notice indicating the amounts payable to the Holder in respect of the Buy-In.

      Section 3.4 Ownership Cap and Certain Conversion Restrictions.
                  -------------------------------------------------

      (a) Notwithstanding anything to the contrary set forth in Section 3 of this Note, at no time may a holder of this Note convert this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder owning more than 4.999% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of this Note providing the Maker with sixty (60) days notice (pursuant to Section 4.1 hereof) (the "Waiver Notice") that such holder would like to waive this Section 3.4 with regard to any or all shares of Common Stock issuable upon conversion of this Note, this
Section 3.4 will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice.

      (b) The Holder may not convert any Note hereunder to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Note held by the Holder after application of this Section.

      (c) Notwithstanding anything to the contrary set forth herein, the Maker shall not be obligated to issue in excess of an aggregate of 4,646,238 shares of Common Stock upon conversion of the Notes and any shares of Common Stock issuable in connection with the Purchase Agreement, which number of shares shall be subject to adjustment pursuant to Section 3.6, and such number of shares, the "Issuable Maximum". The Issuable Maximum equals 19.999% of the number of shares of Common Stock outstanding immediately prior to the Closing. Shares of Common Stock issued in respect of penalties and liquidated damages hereunder shall not count towards the 4,646,238 share limit set forth in this paragraph and shall be paid in cash as provided herein unless otherwise agreed to by the Holders. If on any Conversion Date (A) the Common Stock is listed for trading on the American Stock Exchange, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock previously issued at a discount upon conversion of Notes or otherwise issued in connection with the Purchase Agreement, would equal or exceed the Issuable Maximum, and (C) the Maker shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the applicable rules and regulations of the American Stock Exchange (or any successor entity) applicable to approve the issuance of share of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Maker shall issue to the Holder so requesting such number of shares of Common Stock equal to such Holder's pro rata portion of the Issuable Maximum as of the initial purchase date and, with respect to the remainder of shares of Common Stock which would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the "Excess Shares"), the Maker shall have the option to either (1) use its reasonable efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 90th day after such request, or (2) deliver to such holder cash in an amount equal to the product of (x) the Per Share Market Value on the applicable Conversion Date, and (y) the number of shares of Common Stock in excess of such Holder's pro rata portion of the Issuable Maximum that would have otherwise been issuable to the Holder but for the provisions of this Section (such amount of cash being hereinafter referred to as the "Discount Equivalent"). If the Maker fails to pay the Discount Equivalent in full pursuant to this Section within fifteen (15) days after the Maker fails to obtain Shareholder Approval pursuant to (1) above or the date payable pursuant to (2) above, the Maker will pay interest thereon at a rate of 10% per annum to the Holder, accruing daily from the applicable Conversion until such amount, plus all such interest thereon, is paid in full. The Maker and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of conversion of the Notes or as a result of exercise of the Warrants shall not be entitled to cast votes on any resolution to obtain Shareholder Approval.

      Section 3.5 Intentionally Omitted.
                  ---------------------

      Section 3.6 Adjustment of Conversion Price.
                  ------------------------------

      (a) The Conversion Price shall be subject to adjustment from time to time as follows:

(i) Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.6(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

            (ii) Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Conversion Price then in effect by a fraction:

                  (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

            (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

            (iii) Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 3.6(a)(iii) with respect to the rights of the holders of this Note and the Other Notes.

            (iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.6(a)(i),
(ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.6(a)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

            (v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Maker (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3.6(a)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 3.6(a)(iv)), or a merger or consolidation of the Maker with or into another corporation, or the sale of all or substantially all of the Maker's properties or assets to any other person (an "Organic Change"), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of this Note shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Maker or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.6(a)(v) with respect to the rights of the holder of this Note after the Organic Change to the end that the provisions of this Section

3.6(a)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note and the Other Notes) shall be applied after that event in as nearly an equivalent manner as may be practicable.

            (vi)  Adjustments for Issuance of Additional Shares of Common Stock.
                  --------------------------------------------------------------

                  (1) In the event the Maker, shall, at any time, from time to time, issue or sell any shares of additional shares of common stock (including Treasury Shares) to a third party ("Additional Shares of Common Stock") other than the Holder for a consideration per share less than the Conversion Price then in effect for the Note immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price then in effect for the Notes shall be reduced to a price equal to the consideration per share paid for such Common Stock and the number of shares of Common Stock for which this
Note is convertible shall be increased by the product of the number of shares of Common Stock for which this Note is convertible immediately prior to such issuance or sale multiplied by the Dilution Percentage. "Dilution Percentage" shall mean the percentage by which the Conversion Price then in effect is reduced pursuant to this Section 3.6(a)(vi).

                  (2) If at any time the Maker shall at any time issue or sell any Additional Shares of Common Stock to a third party other than the Holder in exchange for consideration in an amount per Additional Share of Common Stock less than the Per Share Market Value at the time the Additional Shares of Common Stock are issued or sold, then, forthwith upon such issue or sale, the Conversion Price then in effect for the Notes shall be reduced by the product of the Conversion Price then in effect multiplied by the Market Dilution Percentage and the number of shares of Common Stock for which this Note is convertible shall be increased by the product of the number of shares of Common Stock for which this Note is convertible immediately prior to such issuance or sale multiplied by the Market Dilution Percentage. "Market Dilution Percentage" shall mean the percentage by which such issuance or sale is below the lesser of the Per Share Market Value or the per share market value of the Common Stock as calculated pursuant to the terms of any other financings of the Maker.

                  (3) If at any time the Maker shall issue or sell any Additional Shares of Common Stock to a third party other than the Holder in exchange for consideration in an amount per Additional Share of Common Stock which is less than the Conversion Price or the Per Share Market Value at the time the Additional Shares of Common Stock are issued or sold, the adjustment required under this Section 3.6(a)(vi) shall be made in accordance with the formula in paragraph (1) or (2) above which results in the lower Conversion Price following such adjustment. The provisions of paragraphs (1) and (2) of this Section 3.6(a)(vi) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Sections 3.6(a)(ii) or 3.6(a)(iii) hereof. No adjustment of the number of shares of Common Stock for which this Note shall be convertible shall be made under paragraph (1) or (2) of this Section 3.6(a)(vi) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefore) pursuant to Section 3.6(a)(vii) hereof.

                  (4) If the Maker, at any time after the Issuance Date, shall issue any Additional Shares of Common Stock to the Holder, at a price per share less than the applicable Conversion Price then in effect or without consideration, then the applicable Conversion Price upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the applicable Conversion Price then in effect by a fraction:

                        (A) the numerator of which shall be equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the applicable Conversion Price then in effect, and

                        (B) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

            The provisions under paragraph (4) of this subsection 3.6(a)(vi) shall not apply under any of the circumstances for which an adjustment is provided in subsections (i), (ii), (iii), (iv) or (v) of this Section 3.6(a). No adjustment of the applicable Conversion Price shall be made under this subsection (a)(vi) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to any Common Stock Equivalent (as defined below) if upon the issuance of such Common Stock Equivalent (x) any adjustment shall have been made pursuant to subsection (vii) of this Section 3.6(a) or (y) no adjustment was required pursuant to subsection (vii) of this Section 3.6(a). No adjustment of the applicable Conversion Price shall be made under this subsection (vi) in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more; provided that upon any adjustment of the applicable Conversion Price as a result of any dividend or distribution payable in Common Stock or Convertible Securities (as defined below) or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the applicable Conversion Price.

            (vii) Issuance of Common Stock Equivalents. If the Maker, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than this Note, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the "Common Stock Equivalents") and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the applicable Conversion Price in effect at the time of such amendment, then the applicable Conversion Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (vi) of this Section

3.6(a) on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Maker shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent, and (2) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received or receivable by the Maker for the issuance of such Additional Shares of Common Stock pursuant to such Common Stock Equivalent. No adjustment of the applicable Conversion Price shall be made under this subsection (vii) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made to the exercise price of such warrants then in effect upon the issuance of such warrants or other rights pursuant to this subsection (vii). If no adjustment is required under this subsection (vii) upon issuance of any Common Stock Equivalent or once an adjustment is made under this subsection (vii) based upon the Per Share Market Value in effect on the date of such adjustment, no further adjustment shall be made under this subsection (vii) based solely upon a change in the Per Share Market Value after such date.

            (viii) Consideration for Stock. In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:

                  (1) in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

                  (2) in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Maker shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities of any corporation, the Maker shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Notes, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Notes immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Notes.

      (b) Record Date. In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase

Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

      (c) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Conversion Price shall not be adjusted and the Maker shall not be required to make any adjustment of the number of shares of Common Stock issuable upon conversion of the Notes upon the grant after the Issuance Date of, or the exercise after the Issuance Date of: (i) the shares of Common Stock issuable upon exercise of the warrants issued pursuant to the Purchase Agreement; (ii) shares of Common Stock issuable upon conversion of this Note and the Other Notes; (iii) shares of Common Stock to be issued to strategic partners and/or in connection with a strategic merger or acquisition; (iv) shares of Common Stock or the issuance of options to purchase shares of Common Stock to employees, officers, directors, consultants and vendors in accordance with the Company's equity incentive policies; (v) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding prior to the date hereof; (vi) shares of Common Stock to be issued pursuant to the Common Stock Purchase Agreement dated as of April 11, 2001 by and between the Issuer and the purchaser named therein so long as the Issuer complies with the terms and provisions of Section 3.22 of the Purchase Agreement; and (vii) shares of Common Stock to be issued to key officers of the Issuer in lieu of their respective salaries; provided, however, that such key officers execute a Lock-Up Agreement in substantially the form as Exhibit H to the Purchase Agreement, and provided, further, that the shares of Common Stock to be issued to such key officers in lieu of their respective salaries does not exceed the amount of such salary divided by the Per Share Market Value on the date prior to the issuance of such shares of Common Stock.

      (d) No Impairment. The Maker shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment. In the event a Holder shall elect to convert any Notes as provided herein, the Maker cannot refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, violation of an agreement to which such Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of all or of said Notes shall have issued and the Maker posts a surety bond for the benefit of such Holder in an amount equal to 130% of the amount of the Notes the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

      (e) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.6, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

            (f) Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

            (g) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to the product of such fraction multiplied by the average of the Per Share Market Values of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date.

            (h) Reservation of Common Stock. The Maker shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all interest accrued thereon; provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which this Note and all interest accrued thereon are at any time convertible. The Maker shall, from time to time in accordance with the Colorado Business Corporation Law, as amended, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker's obligations under this Section 3.6(h).

            (i) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

      Section 3.7 Prepayment.

            (a) Prepayment Upon an Event of Default. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default described in Sections 2.1(c)-(k) hereof, the Holder shall have the right, at such Holder's option, to require the Maker to prepay all or a portion of this Note at a price equal to Prepayment Price (as defined in Section 3.7(c) below) applicable at the time of such request. Nothing in this Section 3.7(a) shall limit the Holder's rights under Section 2.2 hereof.

            (b) Prepayment Option Upon Major Transaction. In addition to all other rights of the holder of this Note contained herein, simultaneous with the occurrence of a Major Transaction (as defined below), the holder of this Note shall have the right, at such holder's option, to require the Maker to prepay all or a portion of such holder's Notes at a price equal to the greater of (i) 130% of the aggregate principal amount of this Note plus all accrued and unpaid interest and any other payments due from the Maker to the Holder under or in connection with this Note and (ii) the product of (A) the Conversion Rate and
(B) the Per Share Market Value of the Common Stock on the Trading Day immediately preceding such Major Transaction ("Major Transaction Prepayment Price").

            (c) Prepayment Option Upon Triggering Event. In addition to all other rights of the holder of this Note contained herein, after a Triggering Event (as defined below), the holder of this Note shall have the right, at such holder's option, to require the Maker to prepay all or a portion of such holder's Notes at a price equal to the greater of (i) 130% of the aggregate principal amount of this Note plus all accrued and unpaid interest and any other payments due from the Maker to the Holder under or in connection with this Note and (ii) the product of (A) the Conversion Rate at such time and (B) the Per Share Market Value of the Common Stock calculated as of the date immediately preceding such Triggering Event on which the exchange or market on which the Common Stock is traded is open ("Triggering Event Prepayment Price").

            (d)   Intentionally Omitted.

            (e) "Major Transaction." A "Major Transaction" shall be deemed to have occurred at such time as any of the following events:

                  (i) the consolidation, merger or other business combination of the Maker with or into another Person (as defined in Section 4.13 hereof) (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Maker or (B) a consolidation, merger or other business combination in which holders of the Maker's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities).

                  (ii) the sale or transfer of all or substantially all of the Maker's assets; or

                  (iii) consummation of a purchase, tender or exchange offer made to the holders of more than 30% of the outstanding shares of Common Stock.

            (f) "Triggering Event." A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

                  (i) the failure of the Registration Statement to be declared effective by the SEC on or prior to the date which is 90 days after the Closing Date, provided that the Maker has failed to file the Registration Statement on or before the Filing Date (as defined in the Registration Rights Agreement) or respond to any and each of the SEC's comments within ten (10) business days of the Maker's receipt of each of the SEC's comments;

                  (ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of this Note for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days, provided that the cause of such lapse or unavailability is due to factors within the control of the Maker and not due to factors solely within the control of the holder of this Note;

                  (iii) the suspension from trading or the failure of the Common Stock to be traded on the American Stock Exchange for a period of five (5) consecutive days, provided, that such suspension from listing or failure to be listed is due to factors within the control of the Maker, including, but not limited to, failure to timely file all reports required to be filed with the SEC or to meet the net tangible assets requirements for listing, if any;

                  (iv) the Maker's notice to any holder of the Notes, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.8) or its intention not to comply with proper requests for conversion of any of the Notes into shares of Common Stock;

                  (v) the Maker's failure to comply with a Conversion Notice tendered within ten (10) business days after the receipt by the Maker of the Conversion Notice and the original Note; or

            (g)   Intentionally Omitted.
                  ---------------------

            (h) Mechanics of Prepayment at Option of Holder Upon Major Transaction. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Maker shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to the holder of this Note and holders of the Other Notes. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), any holder of the Notes then outstanding may require the Maker to prepay, effective immediately prior to the consummation of such Major Transaction, all of the holder's Notes then outstanding by delivering written notice thereof via facsimile and overnight courier ("Notice of Prepayment at Option of Holder Upon Major Transaction") to the Maker, which Notice of Prepayment at Option of Holder Upon Major Transaction shall indicate (i) the number of Notes that such holder is electing to prepay and (ii) the applicable Major Transaction Prepayment Price, as calculated pursuant to Section 3.7(b) above.

            (i) Mechanics of Prepayment at Option of Holder Upon Triggering Event. Within one (1) day after the occurrence of a Triggering Event, the Maker shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of the Notes. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of this Note and the Other Notes then outstanding may require the Maker to prepay all of the Notes on a pro rata basis by delivering written notice thereof via facsimile and overnight courier ("Notice of Prepayment at Option of Holder Upon Triggering Event") to the Maker, which Notice of Prepayment at Option of Holder Upon Triggering Event shall indicate (i) the number of Notes that such holder is electing to prepay and (ii) the applicable Triggering Event Prepayment Price, as calculated pursuant to Section 3.7(c) above.

            (j)   Intentionally Omitted.

            (k) Payment of Prepayment Price. Upon the Maker's receipt of a Notice(s) of Prepayment at Option of Holder Upon Triggering Event or a Notice(s) of Prepayment at Option of Holder Upon Major Transaction from any holder of the Notes, the Maker shall immediately notify each holder of the Notes by facsimile of the Maker's receipt of such Notice(s) of Prepayment at Option of Holder Upon Triggering Event or Notice(s) of Prepayment at Option of Holder Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Maker such holder's certificates representing the Notes which such holder has elected to have prepaid. The Maker shall deliver the applicable Triggering Event Prepayment Price, in the case of a prepayment pursuant to Section 3.7(i), to such holder within five (5) business days after the Maker's receipt of a Notice of Prepayment at Option of Holder Upon Triggering Event and, in the case of a prepayment pursuant to Section 3.7(k), the Maker shall deliver the applicable Major Transaction Prepayment Price immediately prior to the consummation of the Major Transaction; provided that a holder's original Note shall have been so delivered to the Maker; provided further that if the Maker is unable to prepay all of the Notes to be prepaid, the Maker shall prepay an amount from each holder of the Notes being prepaid equal to such holder's pro-rata amount (based on the number of Notes held by such holder relative to the number of Notes outstanding) of all Notes being prepaid. If the Maker shall fail to prepay all of the Notes submitted for prepayment (other than pursuant to a dispute as to the arithmetic calculation of the Prepayment Price), in addition to any remedy such holder of the Notes may have under this Note, the Security Agreement and the Purchase Agreement, the applicable Prepayment Price payable in respect of such Notes not prepaid shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the Maker pays such unpaid applicable Prepayment Price in full to a holder of the Notes submitted for prepayment, such holder shall have the option (the "Void Optional Prepayment Option") to, in lieu of prepayment, require the Maker to promptly return to such holder(s) all of the Notes that were submitted for prepayment by such holder(s) under this Section 3.7 and for which the applicable Prepayment Price has not been paid, by sending written notice thereof to the Maker via facsimile (the "Void Optional Prepayment Notice"). Upon the Maker's receipt of such Void Optional Prepayment Notice(s) and prior to payment of the full applicable Prepayment Price to such holder, (i) the Notice(s) of Prepayment at Option of Holder Upon Triggering Event or the Notice(s) of Prepayment at Option of Holder Upon Major Transaction, as the case may be, shall be null and void with respect to those Notes submitted for prepayment and for which the applicable Prepayment Price has not been paid, (ii) the Maker shall immediately return any Notes submitted to the Maker by each holder for prepayment under this
Section 3.7(h) and for which the applicable Prepayment Price has not been paid and (iii) the Conversion Price of such returned Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void

Optional Prepayment Notice(s) is delivered to the Maker and (B) the lowest Per Share Market Value during the period beginning on the date on which the Notice(s) of Prepayment of Option of Holder Upon Major Transaction or the Notice(s) of Prepayment at Option of Holder Upon Triggering Event, as the case may be, is delivered to the Maker and ending on the date on which the Void Optional Prepayment Notice(s) is delivered to the Maker; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect. A holder's delivery of a Void Optional Prepayment Notice and exercise of its rights following such notice shall not effect the Maker's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 3.7 shall have priority to payments to other stockholders in connection with a Major Transaction.

            (l) Holder Prepayment Option. At the sole option of the Holder, the Holder may grant the Maker the option to prepay all or any portion of the outstanding principal amount of this Note together with all accrued and unpaid interest thereon within ten (10) days of the Holder granting the option to the Maker. If the Maker elects to exercise the prepayment option, the Maker shall upon five (5) days prior written notice to the Holder (the "Maker's Prepayment Notice") prepay all or a portion of the outstanding Notes equal to 130% of the aggregate principal amount of this Note plus any accrued but unpaid interest (the "Maker's Prepayment Price"); provided, however, that if a holder has delivered a Conversion Notice to the Maker or delivers a Conversion Notice after receipt of the Maker's Prepayment Notice, the Notes designated to be converted may not be prepaid by the Maker; provided further that if during the period between delivery of the Maker's Prepayment Notice and the Maker's Prepayment Date (as defined below), a holder shall become entitled to deliver a Notice of Prepayment at Option of Holder Upon Major Transaction or Notice of Prepayment at Option of Holder upon Triggering Event, then the such rights of the holders shall take precedence over the previously delivered Maker Prepayment Notice. The Maker's Prepayment Notice shall state the date of prepayment which date shall be the sixth (6th) day after the Maker has delivered the Maker's Prepayment Notice (the "Maker's Prepayment Date"), the Maker's Prepayment Price and the amount of Notes to be prepaid by the Maker. The Maker shall deliver the Maker's Prepayment Price to the Holder within five (5) business days after the Maker has delivered the Maker's Prepayment Notice, provided, that if the holder(s) delivers a Conversion Notice before the Maker's Prepayment Date, then the portion of the Maker's Prepayment Price which would be paid to prepay the Notes covered by such Conversion Notice shall be returned to the Maker upon delivery of the Common Stock issuable in connection with such Conversion Notice to the holder(s). On the Maker's Prepayment Date, the Maker shall pay the Maker's Prepayment Price, subject to any adjustment pursuant to the immediately preceding sentence, to the holder(s) on a pro rata basis, provided, however, that upon receipt by Maker of the certificates representing the Notes to be prepaid pursuant to this Section 3.7(l), the Maker shall, on the next business day following the date of receipt by the Maker of the original Note, pay the Maker's Prepayment Price to the holder(s) on a pro rata basis. If the Maker fails to pay the Maker's Prepayment Price by the sixth (6th) business day after the Maker has delivered the Maker's Prepayment Notice, the prepayment will be declared null and void and the Maker shall lose its right to serve a Maker 's Prepayment Notice pursuant to this
Section 3.7(l) in the future.

            (m) Maker Prepayment Option. The Maker may prepay all or a portion of this Note after the Effectiveness Date at a price equal to 130% of the aggregate principal amount of the Notes plus all accrued and unpaid interest by providing ten (10) days written notice (the "Maker Prepayment Option Notice") to the Holder. Nothing contained in this Section 3.7(m) shall preclude the Holder from converting its Note within such ten (10) day period; provided, however, that subject to the terms and provisions of Section 3.2 hereof, the Conversion Price for purposes of this Section 3.7(m) shall be an amount equal to the Discount Percentage of the average of the Per Share Market Value for the three
(3) Trading Days having the lowest Per Share Market Value during the twenty (20) Trading Days immediately prior to the date of delivery of the Maker Prepayment Option Notice.

      Section 3.8 Inability to Fully Convert.
                  --------------------------

            (a) Holder's Option if Maker Cannot Fully Convert. If, upon the Maker's receipt of a Conversion Notice, the Maker cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Maker (w) does not have a sufficient number of shares of Common Stock authorized and available, (x) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to a Conversion Notice or (y) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Maker shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder's Conversion Notice and, with respect to the unconverted portion of this Note, the Holder, solely at Holder's option, can elect to:

                  (i) require the Maker to prepay that portion of this Note for which the Maker is unable to issue Common Stock in accordance with the Holder's Conversion Notice (the "Mandatory Prepayment") at a price per share equal to the Prepayment Price as of such Conversion Date (the "Mandatory Prepayment Price");

                  (ii) if the Maker's inability to fully convert is pursuant to
Section 3.8(a)(y) above, require the Maker to issue restricted shares of Common Stock equal to one hundred twenty percent (120%) of the number of shares of Common Stock the Maker is unable to deliver in accordance with such holder's Conversion Notice;

                  (iii) void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder's voiding its Conversion Notice shall not effect the Maker's obligations to make any payments which have accrued prior to the date of such notice).

            (b) Mechanics of Fulfilling Holder's Election. The Maker shall immediately send via facsimile to the Holder, upon receipt of a facsimile copy of a Conversion Notice from the Holder which cannot be fully satisfied as described in Section 3.8(a) above, a notice of the Maker's inability to fully satisfy the Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy such holder's Conversion Notice, (ii) the amount of this Note which cannot be converted and (iii) the applicable Mandatory Prepayment Price. The Holder shall notify the Maker of its election pursuant to Section

3.8(a) above by delivering written notice via facsimile to the Maker ("Notice in Response to Inability to Convert").


            (c) Payment of Prepayment Price. If the Holder shall elect to have its Notes prepaid pursuant to Section 3.8(a)(i) above, the Maker shall pay the Mandatory Prepayment Price in cash to the Holder within five (5) days of the Maker's receipt of the Holder's Notice in Response to Inability to Convert, provided that prior to the Maker's receipt of the Holder's Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on a timely basis as described in this Section 3.8(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Prepayment Price), in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid, (ii) receive back such Note, and (iii) require that the Conversion Price of such returned Note be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Holder voided the Mandatory Prepayment and (B) the lowest Per Share Market Value during the period beginning on the Conversion Date and ending on the date the Holder voided the Mandatory Prepayment.

      Section 3.9 No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

                                   ARTICLE IV

                                  MISCELLANEOUS

      Section 4.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Maker will give written notice to the Holder at least ten (10) days prior to the date on which the Maker closes its books or takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Maker will also give written notice to the Holder at least ten (10) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public. The Maker shall promptly notify the Holder of this Note of any notices sent or received, or any actions taken with respect to the Other Notes.

      Section 4.2 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

      Section 4.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

      Section 4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

      Section 4.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

      Section 4.6 Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

      Section 4.7 Amendments. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

      Section 4.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

      " THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE REASONABLY ACCEPTABLE TO THE MAKER) IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS."

      Section 4.9 Consent to Jurisdiction. Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this
Section 4.9 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

      Section 4.10 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

      Section 4.11 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

      Section 4.12 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands' and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

            (a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

            (b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

      Section 4.13 Definitions. For the purposes hereof, the following terms shall have the following meanings:

      "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

      "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

      "Trading Day" " means (a) a day on which the Common Stock is traded on the American Stock Exchange or other registered national stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the American Stock Exchange or any registered national stock exchange, a day or which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                                    CEL-SCI CORPORATION


                                    By:  ______________________________
                                      Name:
                                      Title:

                                    EXHIBIT A

                               WIRE INSTRUCTIONS.



Payee: ________________________________________________________

Bank:  ________________________________________________________

Address: _____________________________________________________

         ------------------------------------------------------

Bank No.: _____________________________________________________

Account No.:  __________________________________________________

Account Name: _________________________________________________

                                     FORM OF

                              NOTICE OF CONVERSION

          (To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into shares of Common Stock of CEL-SCI CORPORATION (the "Maker") according to the conditions hereof, as of the date written below.

Date of Conversion _________________________________________________________

Applicable Conversion Price __________________________________________________

Signature___________________________________________________________________

      [Name]

Address:__________________________________________________________________

      -----------------------------------------------------------------------

                                    EXHIBIT C
                                 FORM OF WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR CEL-SCI CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                               CEL-SCI CORPORATION


                            Expires December __, 2008

No.: W-__                                          Number of Shares: _________
Date of Issuance: December __, 2001


      FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, Cel-Sci Corporation, a Colorado corporation (together with its successors and assigns, the "Issuer"), hereby certifies that ________________________________ or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, up to ____________________________ (__________) shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 9 hereof.

      1. Term. The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on the date of issuance of this Warrant and shall expire at 5:00 p.m., eastern time, on December __, 2008 (such period being the "Term").

     2. Method of Exercise Payment; Issuance of New Warrant; Transfer and Exchange.

      (a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term.

      (b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by "cashless exercise" by surrender to the Issuer for cancellation of a portion of this Warrant representing that number of unissued shares of Warrant Stock which is equal to the quotient obtained by dividing (A) the product obtained by multiplying the Warrant Price by the number of shares of Warrant Stock being purchased upon such exercise by (B) the Per Share Market Value as of the date of such exercise, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant. In any case where the consideration payable upon such exercise is being paid in whole or in part pursuant to the provisions of clause (ii) of this subsection (b), such exercise shall be accompanied by written notice from the Holder of this Warrant specifying the manner of payment thereof and containing a calculation showing the number of shares of Warrant Stock with respect to which rights are being surrendered thereunder and the net number of shares to be issued after giving effect to such surrender.

      (c) Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer's expense within such time.

      (d) Transferability of Warrant. Subject to Section 2(e), this Warrant may be transferred by a Holder without the consent of the Issuer. If transferred pursuant to this paragraph and subject to the provisions of subsection (e) of this Section 2, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.

      (e)   Compliance with Securities Laws.

            (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant or the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

            (ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

            THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR CEL-SCI CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

            (iii) The restrictions imposed by this subsection (e) upon the transfer of this Warrant or the shares of Warrant Stock to be purchased upon exercise hereof shall terminate (A) when such securities shall have been resold pursuant to an effective registration statement under the Securities Act, (B) upon the Issuer's receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Issuer, addressed to the Issuer to the effect that such restrictions are no longer required to ensure compliance with the Securities Act and state securities laws or
       (C) upon the Issuer's receipt of other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required. Whenever such restrictions shall cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Issuer (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of shares of Warrant Stock, new stock certificates) of like tenor not bearing the applicable legend required by paragraph (ii) above relating to the Securities Act and state securities laws.

      (f) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

      3.    Stock Fully Paid; Reservation and Listing of Shares; Covenants.
            ---------------------------------------------------------------

      (a) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

      (b) Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

      (c) Covenants. The Issuer shall not by any action including, without limitation, amending the Articles of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Issuer in any manner that would adversely affect in any way the powers, preferences or relative participating, optional or other special rights of the Common Stock or which would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

      (d) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

      (e) Registration Rights. The Warrant Stock of the Issuer is entitled to the benefits and subject to the terms of the Registration Rights Agreement dated the date hereof between the Issuer and the Holder and shall carry standard piggy-back registration rights on any registration statement filed by the Issuer under the Securities Act.

      4. Adjustment of Warrant Price and Warrant Share Number. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Section 5.

      (a) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

            (i) In case the Issuer after the Original Issue Date shall do any of the following (each, a "Triggering Event"): (a) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled (x) upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4 or
      (y) to sell this Warrant (or, at such Holder's election, a portion hereof) concurrently with the Triggering Event to the Person continuing after or surviving such Triggering Event, or to the Issuer (if Issuer is the continuing or surviving Person) at a sales price equal to the amount of cash, property and/or Securities to which a holder of the number of shares of Common Stock which would otherwise have been delivered upon the exercise of this Warrant would have been entitled upon the effective date or closing of any such Triggering Event (the "Event Consideration"), less the amount or portion of such Event Consideration having a fair value equal to the aggregate Warrant Price applicable to this Warrant or the portion hereof so sold.

            (ii) Notwithstanding anything contained in this Warrant to the contrary, the Issuer will not effect any Triggering Event unless, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant,
      (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

            (iii) If with respect to any Triggering Event, the Holder of this Warrant has exercised its right as provided in clause (y) of subparagraph
      (i) of this subsection (a) to sell this Warrant or a portion thereof, the Issuer agrees that as a condition to the consummation of any such Triggering Event the Issuer shall secure such right of Holder to sell this Warrant to the Person continuing after or surviving such Triggering Event and the Issuer shall not effect any such Triggering Event unless upon or prior to the consummation thereof the amounts of cash, property and/or Securities required under such clause (y) are delivered to the Holder of this Warrant. The obligation of the Issuer to secure such right of the Holder to sell this Warrant shall be subject to such Holder's cooperation with the Issuer, including, without limitation, the giving of customary representations and warranties to the purchaser in connection with any such sale. Prior notice of any Triggering Event shall be given to the Holder of this Warrant in accordance with Section 13 hereof.

      (b) Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

                  (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

          (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

          (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

     (c) Certain Other Distributions. If at any time the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                  (i) cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer),

                  (ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock), or

                  (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock),

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm of recognized national standing acceptable to the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

      (d)   Issuance of Additional Shares of Common Stock.
            ---------------------------------------------

            (i) In the event the Issuer, shall, at any time, from time to time, issue or sell any shares of Common Stock (including Treasury Shares) to a third party other than the Holder of this Warrant for a consideration per share less than the Warrant Price then in effect for the Warrant immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Warrant Price then in effect for the Warrants shall be reduced to a price equal to the consideration per share paid for such Common Stock and the number of shares of Common Stock for which this Warrant is exercisable shall be increased by the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issuance or sale multiplied by the Dilution Percentage. "Dilution Percentage" shall mean the percentage by which the Warrant Price then in effect is reduced pursuant to this Section 4(d).

            (ii) If at any time the Issuer shall at any time issue or sell any Additional Shares of Common Stock to a third party other than the Holder of this Warrant in exchange for consideration in an amount per Additional Share of Common Stock less than the Per Share Market Value at the time the Additional Shares of Common Stock are issued or sold, then, forthwith upon such issue or sale, the Warrant Price then in effect for the Warrants shall be reduced by the product of the Warrant Price then in effect multiplied by the Market Dilution Percentage and the number of shares of Common Stock for which this Warrant is exercisable shall be increased by the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issuance or sale multiplied by the Market Dilution Percentage. "Market Dilution Percentage" shall mean the percentage by which such issuance or sale is below the lesser of the Per Share Market Value or the per share market value of the Common Stock as calculated pursuant to the terms of any other financings of the Company.

            (iii) If at any time the Issuer shall issue or sell any Additional Shares of Common Stock to a third party other than the Holder of this Warrant in exchange for consideration in an amount per Additional Share of Common Stock which is less than the Warrant Price or the Per Share Market Value at the time the Additional Shares of Common Stock are issued or sold, the adjustment required under Section 4(d) shall be made in accordance with the formula in paragraph (i) or (ii) above which results in the lower Warrant Price following such adjustment. The provisions of paragraphs (i) and (ii) of Section 4(d) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4(b) or 4(c). No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (i) or (ii) of Section 4(d) upon the issuance of any

Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefor) pursuant to
Section 4(f).

            (iv) If the Issuer, at any time while this Warrant is outstanding, shall issue any Additional Shares of Common Stock to the Holder of this Warrant (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to that price determined by multiplying the Warrant Price then in effect by a fraction:

                  (A) the numerator of which shall be equal to the sum of (x)
            the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (y) the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the greater of the Per Share Market Value then in effect and the Warrant Price then in effect, and

                  (B) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.


            (v) The provisions of paragraph (iv) of Section 4(d) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4(a) through 4(c). No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (iv) of Section 4(d) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any Common Stock Equivalents, if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4(f).

      (e)   Intentionally Omitted.
            ---------------------

      (f) Issuance of Common Stock Equivalents. If at any time the Issuer shall take a record of the Holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, then the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be adjusted as provided in Section 4(d) on the basis that the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Common Stock Equivalents shall be deemed to have been issued and outstanding and the Issuer shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Common Stock Equivalents. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Common Stock Equivalents.

      (g) Superseding Adjustment. If, at any time after any adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall have been made pursuant to Section 4(f) as the result of any issuance of warrants, other rights or Common Stock Equivalents, and (i) such warrants or other rights, or the right of conversion or exchange in such other Common Stock Equivalents, shall expire, and all or a portion of such warrants or other rights, or the right of conversion or exchange with respect to all or a portion of such other Common Stock Equivalents, as the case may be shall not have been exercised, or (ii) the consideration per share for which shares of Common Stock are issuable pursuant to such Common Stock Equivalents, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then for each outstanding Warrant such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Upon the occurrence of an event set forth in this Section 4(g) above, there shall be a recomputation made of the effect of such Common Stock Equivalents on the basis of: (i) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or other rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and (ii) treating any such Common Stock Equivalents which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such Common Stock Equivalents; whereupon a new adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

      (h) Purchase of Common Stock by the Issuer. If the Issuer at any time while this Warrant is outstanding shall, directly or indirectly through a Subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Per Share Market Value, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the Per Share Market Value; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such purchase, redemption or acquisition. For the purposes of this subsection (h), the date as of which the Per Share Market Price shall be computed shall be the earlier of (x) the date on which the Issuer shall enter into a firm contract for the purchase, redemption or acquisition of such Common Stock, or (y) the date of actual purchase, redemption or acquisition of such Common Stock. For the purposes of this subsection (h), a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.

      (i) Registration Adjustment. On the Effectiveness Date (as defined in the Purchase Agreement) and every three (3) months following the Effectiveness Date, the Warrant Price shall be adjusted to an amount equal to 110% of the Conversion Price, provided that such adjusted price is lower than the Warrant Price.

      (j) Other Provisions applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

            (i) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Common Stock Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Issuer. In case any Additional Shares of Common Stock or any Common Stock Equivalents (or any warrants or other rights therefor) shall be issued in connection with any merger in which the Issuer issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Issuer, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Common Stock Equivalents, or any warrants or other rights therefor, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights plus the additional consideration payable to the Issuer upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Common Stock Equivalents shall be the consideration received by the Issuer for issuing warrants or other rights to subscribe for or purchase such Common Stock Equivalents, plus the consideration paid or payable to the Issuer in respect of the subscription for or purchase of such Common Stock Equivalents, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Common Stock Equivalents. In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Issuer shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied.

            (ii) When Adjustments to Be Made. The adjustments required by this
Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent (1%) of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

            (iii) Fractional Interests. In computing adjustments under this
Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

            (iv) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled. In addition, no adjustment shall be required under
Section 4(d)(i) hereof in the event the Issuer issues or sells Additional Shares in a transaction whose primary purpose is to establish a relationship with the recipient thereof for strategic reasons and not to raise capital.

      (k) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

      (l) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

      5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the "big five" selected by the Holder, provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The fees and expenses of such accounting firm shall be paid by the Issuer.

      6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with and exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

      7.    Ownership Cap and Certain Exercise Restrictions.
            ------------------------------------------------

      (a) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder owning more than 4.999% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of this Warrant providing the Issuer with sixty (60) days notice (pursuant to Section 13 hereof) (the "Waiver Notice") that such holder would like to waive this Section 7(a) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(a) will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice.

      (b) The Holder may not exercise the Warrant hereunder to the extent such exercise would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon exercise of the Warrant held by the Holder after application of this Section.

      (c) Notwithstanding anything to the contrary set forth herein, the Issuer shall not be obligated to issue in excess of an aggregate of 4,646,238 shares of Common Stock upon exercise of the Warrant and any shares of Common Stock issuable in connection with the Purchase Agreement, which number of shares shall be subject to adjustment pursuant to Section 4, and such number of shares, the "Issuable Maximum". The Issuable Maximum equals 19.999% of the number of shares of Common Stock outstanding immediately prior to the Closing. Shares of Common Stock issued in respect of penalties and liquidated damages hereunder shall not count towards the 4,646,238 share limit set forth in this paragraph and shall be paid in cash as provided herein unless otherwise agreed to by the Holders. If on any Warrant exercise date (A) the Common Stock is listed for trading on the American Stock Exchange, (B) the Warrant Price then in effect is such that the aggregate number of shares of Common Stock previously issued at a discount upon exercise of Warrants or otherwise issued in connection with the Purchase Agreement, would equal or exceed the Issuable Maximum, and (C) the Issuer shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the applicable rules and regulations of the American Stock Exchange (or any successor entity) applicable to approve the issuance of share of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Issuer shall issue to the holder so requesting such number of shares of Common Stock equal to such holder's pro rata portion of the Issuable Maximum as of the initial purchase date and, with respect to the remainder of shares of Common Stock which would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the "Excess Shares"), the Issuer shall have the option to either (1) use its reasonable efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 90th day after such request, or (2) deliver to such holder cash in an amount equal to the product of (x) the Per Share Market Value on the applicable Warrant exercise date, and (y) the number of shares of Common Stock in excess of such holder's pro rata portion of the Issuable Maximum that would have otherwise been issuable to the holder but for the provisions of this Section (such amount of cash being hereinafter referred to as the "Discount Equivalent"). If the Issuer fails to pay the Discount Equivalent in full pursuant to this Section within fifteen (15) days after the Issuer fails to obtain Shareholder Approval pursuant to (1) above or the date payable pursuant to (2) above, the Issuer will pay interest thereon at a rate of 10% per annum to the holder, accruing daily from the applicable exercise until such amount, plus all such interest thereon, is paid in full. The Issuer and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of exercise of the Warrant or as a result of conversion of the Notes shall not be entitled to cast votes on any resolution to obtain Shareholder Approval.

      8.    Intentionally Omitted.
            ---------------------

      9. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

            "Additional Shares of Common Stock" means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except (i) the Warrant Stock; (ii) shares of Common Stock issuable upon conversion of the Notes; (iii) shares of Common Stock to be issued to strategic partners and/or in connection with a strategic merger or acquisition; (iv) shares of Common Stock or the issuance of options to purchase shares of Common Stock to employees, officers, directors, consultants and vendors in accordance with the Issuer's equity incentive policies; (v) the issuance of Securities pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding prior to the date hereof; (vi) shares of Common Stock to be issued pursuant to the Common Stock Purchase Agreement dated as of April 11, 2001 by and between the Issuer and the purchaser named therein so long as the Issuer complies with the terms and provisions of Section 3.22 of the Purchase Agreement; and (vii) shares of Common Stock to be issued to key officers of the Issuer in lieu of their respective salaries; provided, however, that such key officers execute a Lock-Up Agreement in substantially the form as Exhibit H to the Purchase Agreement, and provided, further, that the shares of Common Stock to be issued to such key officers in lieu of their respective salaries does not exceed the amount of such salary divided by the Per Share Market Value on the date prior to the issuance of such shares of Common Stock.

            "Articles of Incorporation" means the Articles of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

            "Board" shall mean the Board of Directors of the Issuer.

            "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

            "Common Stock" means the Common Stock, par value $.001 per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

            "Common Stock Equivalent" means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

            "Conversion Price" means seventy-six percent (76%) of the average of the three lowest trading prices for the Common Stock during the twenty Trading Days immediately prior to any adjustment dates.

            "Convertible Securities" means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

            "Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

            "Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

            "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

            "Issuer" means Cel-Sci Corporation, a Colorado corporation, and its successors.

            "Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

            "Nasdaq" means The Nasdaq National Market.
             ------

            "Notes" means the senior secured convertible promissory notes issued in connection with the Purchase Agreement.

            "Original Issue Date" means December __, 2001.
             -------------------

            "OTC Bulletin Board" means the over-the-counter electronic bulletin board.

            "Other Common" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

            "Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

            "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the American Stock Exchange or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the American Stock Exchange, Nasdaq or any other registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

            "Purchase Agreement" means the Note and Warrant Purchase Agreement dated as of December 20, 2001 among the Issuer and the investors a party thereto.

            "Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

            "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

            "Term" has the meaning specified in Section 1 hereof.

            "Trading Day" means (a) a day on which the Common Stock is traded on the American Stock Exchange, or (b) if the Common Stock is not listed on the American Stock Exchange, a day on which the Common Stock is traded on any other registered national stock exchange, or (c) if the Common Stock is not traded on any other registered national stock exchange, a day on which the Common Stock is traded on the OTC Bulletin Board, or (d) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

            "Voting Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

            "Warrants" means the Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

            "Warrant Price" means U.S. [$_____] [110% of Closing Price], as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

            "Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

            "Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

      10.   Other Notices.  In case at any time:
            -------------

                        (A) the Issuer shall make any distributions to the holders of Common Stock; or

                        (B) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or of any Common Stock Equivalents or other rights; or

                        (C) there shall be any reclassification of the Capital Stock of the Issuer; or

                        (D) there shall be any capital reorganization by the Issuer; or

                        (E) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

                        (F) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least ten (10) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Issuer's transfer books are closed in respect thereto. The Issuer shall give to the Holder notice of all meetings and actions by written consent of its stockholders, at the same time in the same manner as notice of any meetings of stockholders is required to be given to stockholders who do not waive such notice (or, if such requires no notice, then two (2) Trading Days written notice thereof describing the matters upon which action is to be taken). The Holder shall have the right to send two (2) representatives selected by it to each meeting, who shall be permitted to attend, but not vote at, such meeting and any adjournments thereof. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

      11. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant.

     12. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

      13. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern time, on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern time, on any date and earlier than 11:59 p.m., eastern time, on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service or
(iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

                        Cel-Sci Corporation
                        8229 Boone Boulevard
                        Suite 802
                        Vienna, Virginia 22182
                        Attention:  Geert Kersten
                        Telecopier:  (703) 506-9460
                        Telephone:  (703) 506-9471

with copies (which copies shall not constitute notice to the Company) to:

                        William T. Hart, Esq.
                        Hart & Trinen L.L.P.
                        1624 Washington Street
                        Denver, Colorado  80203
                        Telecopier: (303) 839-5414
                        Telephone: (303) 839-0061

Copies of notices to the Holder shall be sent to Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, Attention: Christopher S. Auguste, Esq., Telecopier no.: (212) 704-6288. Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

      14. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

      15. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      16. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

      17. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

     18. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

      IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.


                                    CEL-SCI CORPORATION



                                    By:
                                       ---------------------------------------
                                      Name:
                                      Title:

                                  EXERCISE FORM

                               CEL-SCI CORPORATION

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Cel-Sci Corporation covered by the within Warrant.

Dated: _________________            Signature   ___________________________

                              Address     _____________________
                                          ---------------------

                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________            Signature   ___________________________

                                    Address     _____________________
                                                ---------------------

                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________            Signature   ___________________________

                                    Address     _____________________
                                                ---------------------

                                FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_____ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

                                    EXHIBIT D
                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT

      ESCROW AGREEMENT (this "Escrow Agreement") dated as of December 20, 2001, by and among Cel-Sci Corporation, a Colorado corporation (the "Company"), the investors listed on Schedule A attached hereto (the "Investors") and Jenkens & Gilchrist Parker Chapin LLP, as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H:

      WHEREAS, pursuant to a Note and Warrant Purchase Agreement dated as of December 20, 2001 by and among the Company and the Investors (the "Purchase Agreement"), the Company and the Investors desire to have (i) warrants (the "Warrants") to purchase shares of the Company's common stock, $.001 par value per share (the "Common Stock"); (ii) senior secured convertible promissory notes (the "Notes"); and (iii) shares of Common Stock representing 200% of the maximum number of shares of Common Stock (the "Escrow Share Minimum") to effect the exercise of the Warrants and conversion of the Notes and any interest accrued and outstanding thereon (collectively, the "Escrow Shares"), delivered to the Escrow Agent to hold, along with immediately available funds for the purchase of the Notes and Warrants (the "Escrow Funds"), and the Escrow Agent has agreed to receive, hold and redeliver the Warrants, Notes, Escrow Shares and the Escrow Funds, all upon the terms and subject to the conditions hereinafter set forth;

      WHEREAS, the Purchase Agreement contemplates that the Escrow Funds shall be paid into escrow and the Warrants, Notes and Escrow Shares to be purchased by the Investors shall be held in escrow and the Escrow Agent has agreed to receive, hold and pay such Escrow Funds and to receive and deliver the Warrants, Notes and Escrow Shares, upon the terms and subject to the conditions hereinafter set forth; and

      WHEREAS, the Company acknowledges and agrees that this Escrow Agreement shall serve as irrevocable authorization and direction by the Company to the Escrow Agent to receive, hold, and ultimately deliver the Escrow Funds, Warrants, Notes and Escrow Shares, upon the terms and subject to the conditions of this Escrow Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Escrow Agreement hereby agree as follows:

            1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Purchase Agreement.

            2. Escrow of Escrow Funds, Warrants and Notes. On the date hereof, the Investors shall deliver or cause to be delivered to the Escrow Agent the applicable Escrow Funds. On the Initial Closing Date, the Company shall deliver or cause to be delivered to the Escrow Agent the Warrants and Notes. On the Initial Closing Date, the Escrow Agent shall pay such fees and expenses as set forth on Schedule 2.1(p) to the Purchase Agreement and shall wire transfer the

Escrow Funds to the Company after the deduction of such fees and expenses. With respect to the Second Closing, on the Effectiveness Date, the Company shall deliver the applicable Notes to the Escrow Agent, the Investors shall wire transfer the Escrow Funds to the Escrow Agent and the Escrow Agent shall pay such fees and expenses as set forth on Schedule 2.1(p) to the Purchase Agreement. Subject to the terms of this Escrow Agreement and the Purchase Agreement, on or before the Second Closing Date (the fifth (5th) business day after the Effectiveness Date), the Escrow Agent shall wire transfer the Escrow Funds to the Company. Prior to the wiring of the Escrow Funds to the Company pursuant to each Closing, the Investors shall confirm to the Escrow Agent that the conditions contained in Article IV of the Purchase Agreement have been either met by the Company or waived by the Investors.

            3. Escrow Shares. On the date hereof, the Company shall deliver or cause to be delivered to the Escrow Agent the common stock share certificates representing the Escrow Shares (the "Certificates"), registered in the name of the Investors (or any nominee designated by Investors), free and clear of all liens, claims, charges and encumbrances, representing 200% of the maximum number of shares of Common Stock to effect the exercise of the Warrants and conversion of the Notes and any interest accrued and outstanding thereon. The Company shall maintain the Escrow Share Minimum in the Escrow Account (as defined below) at all times throughout the term of this Escrow Agreement. If the number of Escrow Shares falls below 175% of the maximum number of shares of Common Stock to effect the exercise of the Warrants and conversion of the Notes and any interest accrued and outstanding thereon, the Company shall replenish the Escrow Account with such number of additional shares to maintain the Escrow Share Minimum (the "Replenishment Shares") by delivering the Replenishment Shares to the Escrow Agent by the second (2nd) business day of each month. Upon exercise of the Warrants and/or upon conversion of the Notes, the Investors shall deliver a copy of the duly executed notice of exercise or notice of conversion, as the case may be, to the Escrow Agent. Within one (1) business day after receipt of such notice, the Escrow Agent shall deliver one or more Certificates to Computershare Trust Company, Inc., the transfer agent for the Company (the "Transfer Agent"), for removal of any restrictive legends pursuant to the Irrevocable Transfer Agent Instructions, and upon receipt of such Certificates, shall cause same to be delivered to or for the benefit of the Investors pursuant to written instructions of the Investors.

            4. Escrow Period. The Certificates delivered to the Escrow Agent pursuant to this Escrow Agreement shall be deposited for safekeeping with the Escrow Agent (the "Escrow Account"). During the period beginning on the date hereof and continuing until all shares of Common Stock issuable upon exercise of the Warrants and conversion of the Notes are sold pursuant to the Registration Statement (as defined in the Registration Rights Agreement) (the "Escrow Period"), none of such Escrow Shares deposited in the Escrow Account shall become the property of the Investors or any other entity or be subject to the debts of the Investors or any other entity except as expressly provided herein, and the Escrow Agent shall neither make nor permit any disbursements or deliveries from the Escrow Account except as expressly provided herein. Notwithstanding the foregoing, if any Escrow Shares remain in the Escrow Account, all such Escrow Shares then remaining in the Escrow Account shall be forwarded to the Transfer Agent within five (5) business days thereafter upon written request given to Escrow Agent by the Company.

            5. Holding of Shares. The Escrow Agent shall hold the Escrow Shares in a segregated escrow account where it normally holds such Escrow Shares.

            6. Further Assurances. The Company and the Investors agree to do such further acts and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Escrow Agent, from time to time, may reasonably request in connection with the administration, maintenance, enforcement or adjudication of this Escrow Agreement in order (a) to give the Escrow Agent confirmation and assurance of the Escrow Agent's rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law, (b) to better enable the Escrow Agent to exercise any such right, power, privilege, remedy or interest, or (c) to otherwise effectuate the purpose and the terms and provisions of this Escrow Agreement, each in such form and substance as may be reasonably acceptable to the Escrow Agent.

            7. Conflicting Demands. If conflicting or adverse claims or demands are made or notices served upon the Escrow Agent with respect to the escrow provided for herein, the Company and the Investors agree that the Escrow Agent shall refuse to comply with any such claim or demand and withhold and stop all further performance of this escrow so long as such disagreement shall continue. In so doing, the Escrow Agent shall not be or become liable for damages, losses, costs, expenses or interest to any or any other person for its failure to comply with such conflicting or adverse demands. The Escrow Agent shall be entitled to continue to so refrain and refuse to so act until such conflicting claims or demands shall have been finally determined by a court or arbitrator of competent jurisdiction or shall have been settled by agreement of the parties to such controversy, in which case the Escrow Agent shall be notified thereof in a notice signed by such parties. The Escrow Agent may also elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court the Escrow Shares and the Escrow Funds held hereunder pursuant to this Escrow Agreement; and if it so commences and deposits, the Escrow Agent shall be relieved and discharged from any further duties and obligations under this Escrow Agreement.

            8. Disputes. Each of the parties hereto hereby covenants and agrees that the Federal or state courts located in the County of New York, State of New York shall have jurisdiction over any dispute with the Escrow Agent or relating to this Escrow Agreement.

            9 Expenses of the Escrow Agent. The Company agrees to pay any and all out-of-pocket costs and expenses up to $5,000 per year (excluding the costs and expenses incurred by the Escrow Agent in connection with the commencement of an interpleader pursuant to Section 7 hereof) incurred by the Escrow Agent in connection with all waivers, releases, discharges, satisfactions, modifications and amendments of this Escrow Agreement, the administration and holding of the Escrow Shares and the investment of the Escrow Funds, and the enforcement, protection and adjudication of the Escrow Agent's rights hereunder by the Escrow Agent, including, without limitation, the out-of-pocket disbursements of the Escrow Agent itself and expenses and costs of other attorneys it may retain, if any. The Company shall be liable to the Escrow Agent for any expenses payable by the Escrow Agent.

            10. Reliance on Documents and Experts. The Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which to the extent permitted hereunder may be by telegram, cable, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by the Escrow Agent and mutually acceptable to the Company and the Investors.

            11. Status of the Escrow Agent, Etc. The Escrow Agent is acting under this Escrow Agreement as a stakeholder only. No term or provision of this Escrow Agreement is intended to create, nor shall any such term or provision be deemed to have created, any joint venture, partnership or attorney-client relationship between or among the Escrow Agent and the Company or the Investors. This Escrow Agreement shall not be deemed to prohibit or in any way restrict the Escrow Agent's representation of the Investors, who may be advised by the Escrow Agent on any and all matters pertaining to this Escrow Agreement. To the extent the Investors have been represented by the Escrow Agent, each Investor hereby waives any conflict of interest and irrevocably authorizes and directs the Escrow Agent to carry out the terms and provisions of this Escrow Agreement fairly as to all parties, without regard to any such representation and irrespective of the impact upon such Investor. The Escrow Agent's only duties are those expressly set forth in this Escrow Agreement, and the Company and the Investors authorize the Escrow Agent to perform those duties in accordance with its usual practices in holding funds of its own or those of other escrows. The Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law or perform any of its duties under this Escrow Agreement by or through its partners, employees, attorneys, agents or designees.

            12. Exculpation. The Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability whatsoever for the investment or disposition of the Escrow Funds or the Escrow Shares or the taking of any other action in accordance with the terms and provisions of this Escrow Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Escrow Agreement), or for any act or omission of any other person selected with reasonable care and engaged by the Escrow Agent in connection with this Escrow Agreement (other than for such Escrow Agent's or such person's own acts or omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction); and the Company and the Investors hereby waive any and all claims and actions whatsoever against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. Furthermore, the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) for other acts and omissions arising out of or related directly or indirectly to this Escrow Agreement; and the

Company and the Investors hereby expressly waive any and all claims and actions (other than the Escrow Agent's or such person's own acts or omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances.

            13. Indemnification. The Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Escrow Agent, defended, jointly and severally by the Company and the Investors from and against any and all claims, liabilities, losses and expenses (including, without limitation, the reasonable disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Escrow Agreement or the Escrow Shares, except such as are occasioned by the indemnified person's own acts and omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to willful misconduct or gross negligence as finally determined pursuant to applicable law by a governmental authority having jurisdiction.

            14. Notices. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth below (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, whichever shall first occur.

   If to the Company:       Cel-Sci Corporation
                            8229 Boone Boulevard
                            Suite 802
                            Vienna, Virginia 22182
                            Attention:  Geert Kersten
                            Telecopier:  (703) 506-9460
                            Telephone:  (703) 506-9471

   with a copy to:          William T. Hart, Esq.
                            Hart & Trinen L.L.P.
                            1624 Washington Street
                            Denver, Colorado  80203
                            Telecopier: (303) 839-5414
                            Telephone: (303) 839-0061

   If to any Investor:      at the address of such Investor set
                            forth on Schedule A to this Escrow Agreement, with a copy to the Investor's counsel as set forth on Schedule A or as specified in writing by such Investor.

   If to the Escrow Agent:  Jenkens & Gilchrist Parker Chapin LLP
                            The Chrysler Building
                            405 Lexington Avenue
                            New York, New York 10174
                            Attention: Christopher S. Auguste
                            Fax No.: (212) 704-6288

            15. Section and Other Headings. The section and other headings contained in this Escrow Agreement are for convenience only, shall not be deemed a part of this Escrow Agreement and shall not affect the meaning or interpretation of this Escrow Agreement.

            16. Governing Law. This Escrow Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law. The Company and the Investors
(i) hereby irrevocably submit to the jurisdiction of the United States District Court sitting in the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Investors consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 16 shall affect or limit any right to serve process in any other manner permitted by law.

            17. Counterparts. This Escrow Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts shall together constitute one and the same agreement.

            18. Resignation of Escrow Agent. The Escrow Agent may, at any time, at its option, elect to resign its duties as Escrow Agent under this Escrow Agreement by providing notice thereof to the Company and the Investors. In such event, the Escrow Agent shall deposit the Escrow Funds and the Escrow Shares to a successor independent escrow agent to be appointed by (a) the Company and the Investors within thirty (30) days following the receipt of notice of resignation from the Escrow Agent, or (b) the Escrow Agent if the Company and the Investors shall have not agreed on a successor escrow agent within the aforesaid 30-day period, upon which appointment and delivery of the Escrow Funds and the Escrow Shares, the Escrow Agent shall be released of and from all liability under this Escrow Agreement.

            19. Successors and Assigns; Assignment. Whenever in this Escrow Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of the Company and the Investors in this Escrow Agreement shall inure to the benefit of any successor escrow agent hereunder; provided, however, that nothing herein shall be deemed to authorize or permit the Company or the Investors to assign any of its rights or obligations hereunder to any other person (whether or not an affiliate of the Company or the Investors) without the written consent of each of the other parties nor to authorize or permit the Escrow Agent to assign any of its duties or obligations hereunder except as provided in this Section 19 hereof.

            20 No Third Party Rights. The representations, warranties and other terms and provisions of this Escrow Agreement are for the exclusive benefit of the parties hereto, and no other person, including the creditors of the Company or the Investors, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

            21. No Waiver by Action, Etc. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Escrow Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Escrow Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such term or provision. No notice to or demand on the Company or the Investors in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and interests of the parties under this Escrow Agreement are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or interest of the parties under this Escrow Agreement or applicable law.

            22. Modification, Amendment, Etc. Each and every modification and amendment of this Escrow Agreement shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any covenant, representation, warranty or other provision of this Escrow Agreement shall be in writing and signed by the party granting such waiver or consent.

            23. Entire Agreement. This Escrow Agreement contains the entire agreement of the parties with respect to the matters contained herein and supersedes all prior representations, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first written above.


                               CEL-SCI CORPORATION


                                    By: _____________________________________
                                        Name:
                                        Title:


                                     JENKENS & GILCHRIST PARKER CHAPIN LLP


                                     By:_____________________________________
                                        Name:
                                        Title:


                                     SDS MERCHANT FUND, L.P.


                                     By:/s/ Steve Derby
                                        _____________________________________
                                        Name: Steve Derby
                                        Title:   Managing Member


                                     BRISTOL INVESTMENT FUND, LTD.


                                     By:_____________________________________
                                        Name:
                                        Title:


                                     PERISCOPE PARTNERS, L.P.


                                     By:_____________________________________
                                        Name:
                                        Title:

                                   Schedule A

Names and Addresses of Investors

SDS Merchant Fund, L.P.
c/o SDS Capital Partners
One Sound Shore Drive
Greenwich, CT 06830
Attention: Steve Derby
Fax no.: (203) 629-0345

with a copy to:

Jenkens & Gilchrist Parker Chapin LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
Telephone No.:(212) 704-6000
Facsimile No: (212) 704-6288
Attention: Christopher S. Auguste, Esq.

Bristol Investment Fund, Ltd.
Caledonian House
Jennett Street
Georgetown, Grand Cayman
Cayman Islands
Attention: Amy Wang, Esq.
Fax No: (323) 468-8307

Periscope Partners, L.P.
1600 Flatrock Road
Penn Valley, PA 19072
Attention: Leon Frankel
Fax No.: (610) 667-4091

                                    EXHIBIT E
                 FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                               CEL-SCI CORPORATION


                                                       as of December 20, 2001


[Name and Address of Company's transfer agent]



Ladies and Gentlemen:

      Reference is made to that certain Note and Warrant Purchase Agreement, dated as of December 20, 2001, by and among Cel-Sci Corporation, a Colorado corporation (the "Company"), and the purchasers named therein (the "Purchasers") pursuant to which the Company is issuing to the Purchasers senior secured convertible promissory notes, (the "Notes") and warrants (the "Warrants") to purchase shares of the Company's common stock, par value $.001 per share (the "Common Stock"). This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Notes (the "Conversion Shares") and exercise of the Warrants (the "Warrant Shares") to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached hereto as Exhibit I and Exhibit II, respectively, and (ii) in the case of the conversion of a Note, a copy of the Note (with the originals delivered to the Company) or, in the case of a Warrant being exercised, a copy of the Warrant (with the original Warrant delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such Note or the Warrants in the case of their loss, theft or destruction). So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Purchasers represent in writing that the Conversion Shares or the Warrant Shares, as the case may be, were sold pursuant to the Registration Statement, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received (i) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the SEC under the 1933 Act, and (ii) a copy of such registration statement, then the certificates for the Conversion Shares and the Warrant Shares shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR CEL-SCI CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT

            REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

and, provided further, that the Company may from time to time notify you to place transfer restrictions on the certificates for the Conversion Shares and the Warrant Shares in the event a registration statement covering the Conversion Shares and the Warrant Shares is subject to amendment for events then current.

      A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

      Please be advised that each Purchaser is relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

      Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

                                          Very truly yours,

                                          CEL-SCI CORPORATION


                                          By:
                                             ---------------------------------
                                              Name:
                                                    --------------------------
                                              Title:
                                                      ------------------------

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By:
      ------------------------------------
Name:
      ------------------------------------
Title:
            ----------------------------------
Date:
      ------------


cc: List of Purchasers

                                    EXHIBIT I

                               CEL-SCI CORPORATION
                                CONVERSION NOTICE



         (To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into shares of Common Stock of CEL-SCI CORPORATION (the "Maker") according to the conditions hereof, as of the date written below.

Date of Conversion _________________________________________________________

Applicable Conversion Price __________________________________________________

Signature___________________________________________________________________

      [Name]

Address:__________________________________________________________________

      -----------------------------------------------------------------------

                                   EXHIBIT II

                             FORM OF EXERCISE NOTICE

                                  EXERCISE FORM

                               CEL-SCI CORPORATION


The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Cel-Sci Corporation covered by the within Warrant.

Dated: _________________            Signature   ___________________________

                                    Address     _____________________
                                                ---------------------


                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________            Signature   ___________________________

                                    Address     _____________________
                                                ---------------------


                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________            Signature   ___________________________

                                    Address     _____________________
                                                ---------------------

                                FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_____ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

                                   EXHIBIT III

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT


[Name and address of Company's transfer agent]

            Re:   Cel-Sci Corporation

Ladies and Gentlemen:

      We are counsel to Cel-Sci Corporation, a Colorado corporation (the "Company"), and have represented the Company in connection with that certain Note and Warrant Purchase Agreement (the "Purchase Agreement"), dated as of December 20, 2001, by and among the Company and the purchasers named therein (collectively, the "Purchasers") pursuant to which the Company issued to the Purchasers senior secured convertible promissory notes (the "Notes") and warrants (the "Warrants") to purchase shares of the Company's common stock, par value $.001 per share (the "Common Stock"). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Purchasers (the "Registration Rights Agreement"), dated as of December 20, 2001, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ________________, 2001, the Company filed a Registration Statement on Form S-3 (File No. 333-________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the resale of the Registrable Securities which names the Purchasers as selling stockholders thereunder.

      In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                          Very truly yours,

                                          [COMPANY COUNSEL]


                                          By:
                                             ----------------------------------


cc:   [LIST NAME OF PURCHASERS]

                                    EXHIBIT F
                                 FORM OF OPINION


      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

      2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Notes, the Conversion Shares, the Warrants and the Warrant Shares. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors is required. Each of the Transaction Documents have been duly executed and delivered, and the Notes and the Warrants have been duly executed, issued and delivered by the Company and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Conversion Shares and the Warrant Shares are not subject to any preemptive rights under the Articles of Incorporation or the Bylaws.

      3. The Notes have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued. The Warrant Shares, have been duly authorized and reserved for issuance, and, when delivered upon exercise or against payment in full as provided in the Warrants, will be validly issued, fully paid and nonassessable. The Conversion Shares, have been duly authorized and reserved for issuance, and, when delivered upon exercise or against payment in full as provided in the Notes, will be validly issued, fully paid and nonassessable.

      4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Notes, the Conversion Shares, the Warrants and the Warrant Shares do not (a) violate any provision of the Articles of Incorporation or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and which is known to us, (c) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment known to us to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (d) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

      5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Note, the Conversion Shares, the Warrants or the Warrant Shares other than filings as may be required by applicable Federal and state securities laws and regulations and the Nasdaq rules and regulations.

      6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

      7. The offer, issuance and sale of the Notes and the Warrants and the offer, issuance and sale of the Conversion Shares and the Warrant Shares pursuant to the Agreement, the Notes and the Warrants, as applicable, are exempt from the registration requirements of the Securities Act of 1933, as amended.

      8. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                                    EXHIBIT G
                           FORM OF SECURITY AGREEMENT

                               SECURITY AGREEMENT

     SECURITY AGREEMENT, dated December 20, 2001 (this "Agreement"), by CEL-SCI CORPORATION, a Colorado corporation having its principal place of business at 8229 Boone Boulevard, Suite 802, Vienna, Virginia 22182 (the "Grantor"), for the benefit of SDS Merchant Fund, L.P., Bristol Investment Fund, Ltd. and Periscope Partners, L.P. (the Secured Parties").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, on the date hereof, the Grantor has executed senior secured convertible promissory notes, in favor of each of the Secured Parties in an aggregate principal amount of $1,600,000.00 (the "Notes"), issued pursuant to the Note and Warrant Purchase Agreement, dated as of the date hereof among the Grantor and the Secured Parties (the "Purchase Agreement"). In order to provide security for the payment of all of the obligations of the Grantor to the Secured Parties under the Notes, the Grantor has agreed to grant to the Secured Parties a continuing lien and security interest in all of the Grantor's personal property and to execute this and such other security agreements and instruments as are necessary to grant such lien and security interest and enable the Secured Parties to perfect such security interest.

         NOW, THEREFORE, in consideration of the premises contained herein and in the Notes and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantor agrees with the Secured Parties as follows:

Section 1.  DEFINITIONS.

         Capitalized terms used in this Security Agreement which are not otherwise defined herein shall have the following meanings:

         "Account" shall have the meaning assigned to such term in the Code.

         "Books and Records" shall mean all books of account, records, files, correspondence, software and data bases of the Grantor, in whatever form appearing.

         "Chattel Paper" shall have the meaning assigned to such term in the Code.

         "Code" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

         "Collateral" shall have the meaning assigned thereto in Section 2 of this Agreement.

         "Contract Rights" shall mean all Accounts, Chattel Paper, Documents, General Intangibles and Instruments (whether or not any of the same are created or evidenced by a Related Contract), and every other right which the grantor may have from time to time under any Related Contract.

         "Document" shall have the meaning assigned to that term in the Code.

         "Equipment" shall have the meaning assigned to that term in the Code.

         "General Intangibles" shall have the meaning assigned to that term in the Code, and shall include, without limitation, all Marks.

         "Governmental Authority" shall mean any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, agency, bureau, body or entity or the United States of America or of any state, county, municipality or other political subdivision located therein.

         "Instrument" shall have the meaning assigned to that term in the Code.

         "Inventory" shall have the meaning assigned to that term in the Code.

         "Marks" shall mean all trademarks, copyrights and service marks (registered or unregistered), all registrations, recordings and applications made, filed or recorded in the United States Patent and Trademark Office or any similar office or agency of any other Governmental Authority for trademarks or service marks, all other trademarks, copyrights, trade names, fictitious business names, business names, company names, corporate names, business identifiers, trade styles, trade dress, service marks, logos or designs, and all other property or rights of similar nature, all renewals, reissues and extensions of any of the foregoing, the goodwill of the Grantor's business symbolized by any of the foregoing, all licenses and license agreements by any of the foregoing, all licenses and license agreements with respect to any of the foregoing, and all Proceeds of and rights associated with any of the foregoing (including, but not limited to, all license royalties, all claims of right or priority of use and all causes of action and rights to collect damages now or hereafter existing by reason of any past, present or future infringement or dilution of any of the foregoing of injury to the associated goodwill).

         "Proceeds" shall mean whatever is received by the Grantor upon the sale, exchange, collection or other disposition of any Collateral or any proceeds therefrom, and shall include, without limitation, all "proceeds" as that term is defined in the Code.

         "Related Contract" shall mean any contract, instrument or other document which creates, evidences, secures or guarantees any Contract Right.

Section 2.  GRANT OF SECURITY INTEREST.

         The Grantor hereby pledges, assigns and grants to the Grantor a continuing security interest in and lien on all personal property of the Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, all Accounts, Contract Rights, Equipment, Inventory, Proceeds, Books and Records and, to the extent not otherwise included all payments under insurance (whether or not any of the Secured Parties is the loss payee) or under any indemnity, warranty, guaranty or government award which is payable by reason of any damage to, or any loss, taking or condemnation of, any of the foregoing (collectively, the "Collateral").

Section 3.  OBLIGATIONS SECURED.

         The Collateral hereunder constitutes and will constitute continuing security for the strict performance and observance by the Grantor of the prompt payment, when due, of all present and future obligations and indebtedness of the Grantor to the Secured Parties under the Notes (after giving effect to any offset rights of the Grantor thereunder with respect thereto) and of the Grantor under this Agreement (collectively, the "Obligations").

Section 4.  GRANTOR REMAINS LIABLE.

         Anything herein to the contrary notwithstanding, in the absence of the Secured Parties' express prior written consent thereto, (a) the Grantor shall remain liable under any and all contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Parties of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under any contracts and agreements included in the Collateral, and (c) the Secured Parties shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Parties be obligated to perform any of the obligations or duties of the Grantor under any such contract or agreement or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 5.  REPRESENTATIONS AND WARRANTIES.

         The Grantor represents and warrants to the Secured Parties that:

      5.1 The Grantor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, is duly qualified and in good standing under the laws of each jurisdiction where the character of its properties or the transaction of its business makes such qualification necessary, and has full power to own or hold under lease its properties and assets and to carry on its business as now being conducted.

            (a) The Grantor has full power and authority to execute, deliver and perform this Agreement which has been duly authorized by all necessary and proper corporate action. No consent of stockholders or of any public authority is required as a condition to the validity of this Agreement. The making and performance by the Grantor of this Agreement will not violate any provision of law and will not conflict with or result in the breach of any order, writ, injunction or decree of any court or government instrumentality, or its charter or by-laws or create a default under any agreement, note or indenture to which it is a party or by which it is bound or to which any of its property is subject, or result in the imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of its properties or assets, except for the liens created under this Agreement.

            (b) This Agreement has been duly executed and delivered, and constitutes the legal, valid and binding obligation of the Grantor, enforceable in accordance with its terms.

      5.2 Except as provided on Exhibit A hereto, the Grantor has good title to and is the lawful owner of the Collateral free from all claims, liens, encumbrances, charges or security interests whatsoever. Except as provided in
Section 6.9 of this Agreement, the Collateral will at all times be kept at the location(s) set forth on Exhibit A hereto.

      5.3 The provisions of this Agreement create a valid and perfected security interest in the Collateral, enforceable in accordance with its terms.


      5.4 There are no judgments outstanding against the Grantor and there are no actions or proceedings before any court or administrative agency pending or, to the knowledge of the Grantor, threatened against the Grantor which, if determined adversely to the Grantor, would affect the Collateral.

      5.5 The Grantor's principal office and place of business where it maintains its records concerning the Collateral is at its address stated above. The Grantor has no other office or place of business except as indicated on Exhibit A hereto.

Section 6.  COVENANTS.

      The Grantor covenants and agrees that from the date of this Agreement until payment in full of all of the Obligations:

      6.1 The Grantor shall keep and maintain the Collateral insured against loss or damage by fire and all other risks as is customarily maintained by similar businesses for the full insurable value thereof. Such policies shall by their terms provide that the Secured Parties be given at least 30 days prior written notice of any amendment, modification or cancellation thereof and that the Secured Parties shall have the option, but not the obligation, to pay the premiums to continue such insurance in effect or obtain like coverage. The originals or certificates of all such policies shall be delivered to the Secured

Parties. The Grantor agrees that any payment made by the Grantor pursuant to the foregoing authorization, shall bear interest thereon at the rate of 10% from the date of such payment and shall become part of the Obligations and be shall secured by the Collateral pursuant to the terms of this Agreement. The Grantor hereby appoints the Secured Parties as its attorney-in-fact to make, adjust or settle any claim under any insurance policy insuring the Collateral.

      6.2 The Grantor shall maintain the Collateral in good repair, working order and condition, subject to normal wear and tear, and make all reasonable repairs, replacements, additions and improvements thereto.

      6.3 The Grantor shall give the Secured Parties full and free access to the Collateral and to all books, correspondence and records of the Grantor with respect thereto upon reasonable notice and at all reasonable times, and shall permit upon the occurrence and continuance of an Event of Default (as hereinafter defined) the Secured Parties and their representatives to examine the same and to make extracts therefrom all at the Grantor's expense.

      6.4 The Grantor shall promptly pay and discharge or cause to be paid and discharged all its obligations and liabilities including, without limitation, all taxes, assessments and governmental charges upon it or its income or properties, when due unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a lien against any of its property.

      6.5 The Grantor shall do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence and all franchises, rights and privileges necessary for the proper conduct of its business, and continue to engage in the business of the same type as now conducted by it.

      6.6 The Grantor shall not grant, permit or suffer to exist any lien, claim, security interest or encumbrance upon the Collateral, except those in favor of the Secured Parties.

      6.7 The Grantor shall notify the Secured Parties in writing within 5 business days after the occurrence thereof, of the occurrence of any event which constitutes, or which with notice or lapse of time, or both, would constitute an Event of Default (as hereinafter defined).

      6.8 The Grantor shall execute and deliver such further or additional instruments and assurances, and take all such additional action as the Secured Parties may require for the purpose of carrying out the provisions of this Agreement.

      6.9 The Grantor shall not sell, assign, lease or otherwise dispose of the Collateral except in the ordinary course of business.

      6.10 The Grantor shall not change its principal office or the place where it maintains its records pertaining to the Collateral as specified in Section
5.6 hereof without giving the Secured Parties at least 30 days prior written notice thereof.

      6.11 The Grantor shall not remove or permit the removal of the Collateral from its present location as set forth on Exhibit A hereto except in the ordinary course of business without the prior written consent of the Secured Parties.

Section 7. OPTION TO PERFORM OBLIGATION OF THE GRANTOR IN RESPECT OF THE COLLATERAL.

         If the Grantor fails or refuses to make any payment, perform any covenant or obligation, or take any other action which the Grantor is obligated hereunder to perform, observe, take or do, then the Secured Parties may, at their option, without notice or demand upon the Grantor and without releasing the Grantor from any obligation or covenant hereof, perform, observe, take or do the same in such manner and to such extent as the Secured Parties may deem necessary to protect any of the Collateral and their rights hereunder including, without limitation, obtaining insurance and the payment of any taxes and the payment of any sums necessary to discharge liens or security interests at any time levied or placed on the Collateral.

Section 8.  EVENTS OF DEFAULT.

         For purposes of this Agreement, any of the following events shall constitute an "Event of Default":

      8.1 The Grantor shall fail to make any payment when due of principal and interest on the Notes when such payment is due thereunder;

     8.2 The Grantor shall default in the performance or observance of any covenant or agreement contained in this Agreement;

      8.3 Any representation or warranty made by or on behalf of the Grantor in this Agreement or the other Transaction Documents (as defined in the Purchase Agreement) or in any other certificate, agreement, instrument or statement delivered to the Secured Parties by or on behalf of the Grantor shall at any time prove to have been incorrect when made in any material respect;

      8.4 There shall be a defect in the Grantor's title to any of the Collateral and such defect in title shall not have been cured or removed within 20 days after the Grantor's receipt of written notice thereof;

      8.5 The Grantor shall become insolvent, make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, admit in writing its inability to pay its debts as they mature, petition or apply for, consent to, or acquiesce in the appointment of, a trustee or receiver for the Grantor or for a substantial part of its property; or any other bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy, insolvency law, or any dissolution or liquidation proceeding shall be instituted by or against the Grantor, and if instituted against it, shall be consented to or acquiesced in by the Grantor or shall not be dismissed or, if contested, stayed within a period of 90 days; or any judgment, writ of attachment or execution or any similar process shall be issued or levied against a substantial part of the property of the Grantor and shall not be released, stayed, bonded or vacated within a period of 90 days after its issue or levy;


      8.6 The Grantor shall, at any time without the prior written consent of the Secured Parties, enter into an agreement to change the location of the Collateral or permit any change in such location of the Collateral from that specified in Section 5.3 hereof except as permitted by Section 6.9 of this Agreement, and/or


      8.7 The lien created hereunder shall, for any reason other than by or through the conduct of the Secured Parties, cease to be valid.


Section 9.  REMEDIES.

         In case any Event of Default shall have occurred and be continuing, the Secured Parties shall have, in addition to all other rights and remedies given it by this Agreement or the Notes, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which any of the Collateral may be located and, without limiting the generality of the foregoing, the Secured Parties may immediately, without demand of performance and without notice of intention to sell or of time or place of sale or redemption or other notice or demand whatsoever to the Grantor, all of which are hereby expressly waived, and without advertisement, enter onto the premises where the Collateral is located and take possession thereof without liability for any lawsuit or action, and sell, lease or otherwise dispose of all or any part of the Collateral or any interest which the Grantor may have therein, either at pubic or private sale or otherwise, and after deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable fees and expenses of counsel) as provided in Section 14 hereof, shall apply the residue of such proceeds toward the payment of the Obligations. If notice of any sale or other disposition is required by law to be given, the Grantor hereby agrees that a notice sent at least 5 days before the time of any intended public sale or before the time after which any private sale or other disposition of the Collateral is to be made shall be reasonable notice of such sale or other disposition. The Grantor agrees to assemble the Collateral, or cause it to be assembled, at such place or places as the Secured Parties may designate by written notice to the Grantor. At any such sale or other disposition, the Secured Parties may purchase the whole or any part of the Collateral, free from any right of redemption on the part of the Grantor, which right is hereby waived and released. Without limiting the generality of the rights and remedies conferred upon the Secured Parties under this Section 9, the Secured Parties may: (a) enter upon the premises of the Grantor and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court therefor, using all necessary force to do so; (b) at the Secured Parties' option, use, operate, manage and control the Collateral in any lawful manner; (c) collect and receive all rents, income, revenue, earnings, issue and profits therefrom; and (d) maintain, repair, renovate, alter or remove the Collateral as the Secured Parties may determine in their discretion and any monies so collected or received by the Secured Parties shall be applied to, or may be accumulated for application upon the Obligations and the Grantor shall be liable for any deficiency.


Section 10.  POWER OF ATTORNEY.

      The Grantor authorizes the Secured Parties and does hereby make, constitute and appoint the Secured Parties and agents of the Secured Parties with full power of substitution, as the Grantor's true and lawful attorney-in-fact with power, in its own name or in the name of the Grantor, upon the occurrence and continuance of any Event of Default, to endorse any notes checks, drafts, money orders, or other instruments of payment (including, payments under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; to sign and endorse any documents elating to the Collateral; to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; to grant, collect, receipt or, compromise, settle and sue for monies due in respect of the Collateral; and generally, to do at the Secured Parties' option and at the Grantor's expense, at any time, or from time to time all act and things which the Secured Parties deem necessary to protect, preserve and realize upon the Collateral and the Grantor's security interests therein in order to effect the intent of this Agreement, as fully and effectually as the Grantor might or could do; and the Grantor hereby ratifies all that said attorney shall do or cause to be done by virtue hereof. THIS POWER OF ATTORNEY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE FOR AS LONG AS ANY OF THE OBLIGATIONS SHALL BE OUTSTANDING. The Grantor agrees that any reasonable fees, costs and expense incurred by the Secured Parties pursuant to the foregoing authorization, and interest thereon at the rate prescribed in the Notes from the date of incurring any such reasonable fees, costs and expense, shall become part of the Obligations and be secured by the Collateral.


Section 11.  NOTICES.

         All notices, requests, demands and other communications to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mails and sent by registered or certified mail, postage prepaid, return receipt requested, or when delivered personally, to the parties at their addresses hereinabove provided, or to such other addresses as may hereafter be designated in writing by the respective parties hereto.


Section 12.  NO WAIVER; REMEDIES CUMULATIVE.

         No failure on the part of the Secured Parties to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Parties of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 13.  FINANCING STATEMENTS; FURTHER ASSURANCES; FILING.

      On the dates thereof, the Grantor shall deliver UCC-1 financing statements in form and substance satisfactory to the Secured Parties and with the Secured Parties' security interest duly noted thereon with respect to the Collateral for filing at the appropriate offices. Thereafter, within 10 business days after the Secured Parties' written request therefor, the Grantor shall cause such additional Uniform Commercial Code financing statements with respect to the Collateral or any modifications or amendments to any such financing statements (all in form and substance reasonable satisfactory to the Secured Parties) to be delivered to the Secured Parties for filing at the appropriate offices. The Grantor from time to time, at its sole expense, will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Secured Parties may reasonably request, and hereby authorizes the Secured Parties to take all action (including the filing of any financing statements, continuation statements or amendments thereto with respect to the Collateral without the signature of the Grantor where permitted by law) as the Secured Parties in each case may deem reasonably necessary, proper or desirable in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce its rights and remedies hereunder with respect to any Collateral. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Secured Parties shall execute terminations to any such financing statements within 3 business days of the Grantor's request therefore upon payment of the Obligations.

Section 14.  COSTS AND EXPENSES.

         The Grantor shall reimburse the Secured Parties for all costs and expenses incurred by them and shall pay the reasonable fees and disbursements of counsel to the Secured Parties in connection with enforcement of the Secured Parties' rights hereunder.

Section 15.  AMENDMENTS.

         No amendment, modification or waiver of any provision of this Agreement nor consent to any departure by the Grantor therefrom shall be effective unless the same shall be in writing and signed by the Secured Parties and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 16.  TERMINATION.

         Upon the payment in full of all Obligations, the Secured Parties shall execute and deliver to the Grantor all such documents and instruments as shall be necessary to evidence termination of this Agreement and the security interests created hereunder; provided, however, the obligations of the Grantor under Section 13 hereof shall survive any termination under this Section 16.

Section 17.  GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

Section 18.  ASSIGNMENT, ETC.

      The Grantor shall not assign, pledge, mortgage, sublet or otherwise transfer or encumber any of its rights or obligations, as the case may be, under this Agreement without the Secured Parties' prior written consent. Any such purported assignment, pledge, mortgage, sublet, transfer or other action without such written consent shall be void. This Agreement shall be binding upon each of the Grantor and its successors and shall inure to the benefit of the Secured Parties and their successors and assigns.

Section 19.  SEVERABILITY.

         The provisions of this Agreement are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives on the date first above written.


                                            CEL-SCI CORPORATION



                                            By:_____________________________
                                                  Name:
                                                  Title:


                                            SDS MERCHANT FUND, L.P.


                                            By:/s/ Steve Derby
                                               _____________________________
                                                  Name: Steve Derby
                                                  Title:   Managing Member


                                            BRISTOL INVESTMENT FUND, LTD.



                                            By:_____________________________
                                                  Name:
                                                  Title:


                                            PERISCOPE PARTNERS, L.P.



                                            By:_____________________________
                                                  Name:
                                                  Title:

                                                              Exhibit A
                                                                     to
                                                     Security Agreement


                          Grantor's Places of Business

      The following address is the location where the Collateral is kept in accordance with the Security Agreement:

                        8229 Boone Boulevard
                        Suite 802
                        Vienna, Virginia 22182

                                    EXHIBIT H
                            FORM OF LOCK-UP AGREEMENT

                                LOCK-UP AGREEMENT


     THIS AGREEMENT dated as of the 20th day of December, 2001 (this "Agreement"), by and among Maximilian de Clara, Geert R. Kersten, Patricia B. Prichep, M. Douglas Winship, Dr. Eyal Talor, Dr. Daniel H. Zimmerman, Alexander
G. Esterhazy and Dr. Richard Kinsolving (individually, a "Shareholder" and collectively, the "Shareholders") and Cel-Sci Corporation, a Colorado corporation (the "Company").

      WHEREAS, to induce the investors (the "Investors") to enter into that certain Note and Warrant Purchase Agreement dated the date hereof (the "Purchase Agreement") by and among the Company and the Investors, the Shareholders have agreed not to sell any shares of the common stock, par value $.001 per share, of the Company that such Shareholders presently own (the "Common Stock"), except in accordance with the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

      1. Restriction on Transfer; Term. The Shareholders hereby agree with the Company that the Shareholders will not offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, any of the shares of Common Stock until nine (9) months after the Effectiveness Date (as defined in the Purchase Agreement) (the "Period"). If the Common Stock is no longer listed on the American Stock Exchange, then the Period shall be extended for three (3) years after the Effectiveness Date; provided, however, if the Company is thereafter listed on the American Stock Exchange, the Period shall be reduced to a period of one (1) year following the date that the Common Stock is thereafter listed on the American Stock Exchange. Additionally, if the Company has received a delisting notification from the American Stock Exchange, then the Period shall be extended for three (3) years after the Effectiveness Date; provided, however, if the Company thereafter receives a notification from the American Stock Exchange that the Company is no longer subject to being delisted, the Period shall be reduced to a period of nine (9) months from the date the Company receives such notification. Notwithstanding anything contained herein to the contrary, in no event shall the Period extend beyond the date that all of the senior secured convertible promissory notes issued pursuant to the Purchase Agreement have been converted.

     2. Ownership. During the Period, the Shareholders shall retain all rights of ownership in the Common Stock, including, without limitation, voting rights and the right to receive any dividends, if any, that may be declared in respect thereof.

      3. Company and Transfer Agent. The Company is hereby authorized to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized to decline to make any transfer of the Common Stock if such transfer would constitute a violation or breach of this Agreement and the Purchase Agreement.

      4. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

      If to the Company:

                  Cel-Sci Corporation
                  8229 Boone Boulevard
                  Suite 802
                  Vienna, Virginia 22182
                  Attention:  Geert Kersten
                  Telecopier:  (703) 506-9460
                  Telephone:  (703) 506-9471

      With a copies to:

                  William T. Hart, Esq.
                  Hart & Trinen L.L.P.
                  1624 Washington Street
                  Denver, Colorado  80203
                  Telecopier: (303) 839-5414
                  Telephone: (303) 839-0061
                  and to:

                    Jenkens & Gilchrist Parker Chapin LLP
                    The Chrysler Building,
                    405 Lexington Avenue
                    New York, New York 10174
                    Telephone: (212) 704-6000
                    Facsimile: (212) 704-6288
                    Attention: Christopher S. Auguste, Esq.


          If to any Shareholder:

                  Name of Shareholder
                  c/o Cel-Sci Corporation
                  8229 Boone Boulevard
                  Suite 802
                  Vienna, Virginia 22182
                  Telecopier:  (703) 506-9460
                  Telephone:  (703) 506-9471


or to such other address as any party may specify by notice given to the other party in accordance with this Section 4.


     5. Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

      6. Entire Agreement. This Agreement contain the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

      7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

      8. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY

CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

      9. Severability. The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

      10. Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      11. Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

      12. Third Parties. Except as expressly permitted by Section 10 hereof, nothing herein is intended or shall be construed to confer upon or give to any person, firm or entity, other than the parties hereto, any rights, privileges or remedies under or by reason of this Agreement.

      13. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

                                          CEL-SCI CORPORATION


                                          By:/s/ Geert R. Kersten
                                             ________________________________
                                             Name: Geert R. Kersten
                                             Title: Chief Executive Officer

                                   SHAREHOLDER


                                          By:/s/ Maximilian de Clara
                                             _________________________________
                                             Name: Maximilian de Clara
                                             Title:   Shareholder

                                   SHAREHOLDER


                                          By:/s/ Geert R. Kersten
                                             _________________________________
                                             Name: Geert R. Kersten
                                             Title:   Shareholder

                                   SHAREHOLDER


                                          By:/s/ Patricia B. Prichep
                                             _________________________________
                                             Name: Patricia B. Prichep
                                             Title:   Shareholder

                                   SHAREHOLDER


                                          By:/s/ M. Douglas Winship
                                             _________________________________
                                             Name: M. Douglas Winship
                                             Title:   Shareholder

                                   SHAREHOLDER


                                          By:/s/ Dr. Eyal Taylor
                                             _________________________________
                                             Name: Dr. Eyal Taylor
                                             Title:   Shareholder

                                   SHAREHOLDER


                                          By:/s/ Dr. Daniel H. Zimmerman
                                             _________________________________
                                             Name: Dr. Daniel H. Zimmerman
                                             Title:   Shareholder

                                   SHAREHOLDER


                                          By:/s/ Alexander G. Esterhazy
                                             _________________________________
                                             Name: Alexander G. Esterhazy
                                             Title:   Shareholder

                                   SHAREHOLDER


                                          By:/s/ Dr. C. Richard Kinsolving
                                             _________________________________
                                             Name: Dr. C. Richard Kinsolving
                                             Title:   Shareholder


Acknowledged and agreed:

SDS MERCHANT FUND, L.P.


By:_________________________________
      Name: Steve Derby
      Title:   Managing Member

PERISCOPE PARTNERS, L.P.


By:_________________________________
      Name:
      Title:


BRISTOL INVESTMENT FUND, LTD.


By:_________________________________
      Name:
      Title:

                                    EXHIBIT I
                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT


            This Registration Rights Agreement (this "Agreement") is made and entered into as of December 20, 2001, by and among Cel-Sci Corporation, a Colorado corporation (the "Company"), and the purchasers listed on Schedule I hereto (the "Purchasers").

            This Agreement is being entered into pursuant to the Note and Warrant Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the "Purchase Agreement").

            The Company and the Purchasers hereby agree as follows:

       1.   Definitions.
            -----------

            Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

            "Advice" shall have meaning set forth in Section 3(m).

            "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

            "Board" shall have meaning set forth in Section 3(n).

            "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

            "Closing Date" means the date of the closing of the purchase and sale of the Notes and Warrant Shares pursuant to the Purchase Agreement.

            "Commission" means the Securities and Exchange Commission.
             ----------

            "Common Stock" means the Company's Common Stock, par value $0.001 per share.

            "Effectiveness Date" means with respect to the Registration Statement the earlier of the 90th day following the Initial Closing Date or the date which is within five (5) days of the date on which the Commission informs the Company that the Commission (i) will not review the Registration Statement or (ii) that the Company may request the acceleration of the effectiveness of the Registration Statement and the Company makes such request.

            "Effectiveness Period" shall have the meaning set forth in Section
2.

            "Event" shall have the meaning set forth in Section 7(e).

            "Event Date" shall have the meaning set forth in Section 7(e).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Filing Date" means the 30th day following the Initial Closing Date.

            "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

            "Indemnified Party" shall have the meaning set forth in Section
5(c).

            "Indemnifying Party" shall have the meaning set forth in Section
5(c).

            "Losses" shall have the meaning set forth in Section 5(a).

            "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

            "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

            "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

            "Registrable Securities" means the shares of Common Stock issuable upon conversion of the Notes and the shares of Common Stock issuable upon exercise of the Warrants; provided, however, that Registrable Securities shall include (but not be limited to) a number of shares of Common Stock equal to no less than 200% of the maximum number of shares of Common Stock which would be issuable upon conversion of the Note and upon exercise of the Warrants, assuming such conversion and exercise occurred on the Closing Date or the Filing Date, whichever date would result in the greater number of Registrable Securities. Such registered shares of Common Stock shall be allocated among the Holders pro rata based on the total number of Registrable Securities issued or issuable as of each date that a Registration Statement, as amended, relating to the resale of the Registrable Securities is declared effective by the Commission. Notwithstanding anything herein contained to the contrary, if the actual number of shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants exceeds 200% of the number of shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants based upon a computation as at the Closing Date or the Filing Date, the term "Registrable Securities" shall be deemed to include such additional shares of Common Stock.

            "Registration Statement" means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

            "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

            "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

            "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Special Counsel" means any special counsel to the Holders, for which the Holders will be reimbursed by the Company pursuant to Section 4.

      2.    Shelf Registration.
            -------------------

            On or prior to the Filing Date the Company shall prepare and file with the Commission a "shelf" Registration Statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule
415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall (i) not permit any securities other than the Registrable Securities to be included in the Registration Statement and (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule

144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period"). If at any time and for any reason, an additional Registration Statement is required to be filed because at such time the actual number of shares of Common Stock into which the Notes are convertible and the Warrants are exercisable exceeds the number of shares of Registrable Securities remaining under the Registration Statement, the Company shall have twenty (20) Business Days to file such additional Registration Statement, and the Company shall use its best efforts to cause such additional Registration Statement to be declared effective by the Commission as soon as possible, but in no event later than forty-five (45) days after filing. If at such time in the reasonable opinion of the Purchasers there is not or will not be a sufficient number of Registrable Securities to be issued upon conversion of the principal amount of the Notes then outstanding, or upon the exercise of the Warrants then outstanding, the Purchasers shall be entitled to demand that the Company prepare and file an additional Registration Statement.

      3.    Registration Procedures.
            ------------------------

            In connection with the Company's registration obligations hereunder, the Company shall:

            (a) Prepare and file with the Commission on or prior to the Filing Date, a Registration Statement on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance herewith) in accordance with the method or methods of distribution thereof as specified by the Holders (except if otherwise directed by the Holders), and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall (i) furnish to the Holders and any Special Counsel, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Holders and such Special Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to such Holders, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities or any Special Counsel shall reasonably object in writing within three (3) Business Days of their receipt thereof.

            (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities;
(ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to

Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible, but in no event later than ten (10) business days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

            (c) Notify the Holders of Registrable Securities to be sold and any Special Counsel as promptly as possible (and, in the case of (i)(A) below, not less than five (5) days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (vi) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

            (e) If requested by the Holders of a majority in interest of the Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

            (f) Furnish to each Holder and any Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

            (g) Promptly deliver to each Holder and any Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

            (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders and any Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

            (i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request at least two (2) Business Days prior to any sale of Registrable Securities.

            (j) Upon the occurrence of any event contemplated by Section 3(c)(vi), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (k) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on the American Stock Exchange, OTC Bulletin Board or any other securities exchange, quotation system or market, if any, on which similar securities issued by the Company are then listed as and when required pursuant to the Purchase Agreement.

            (l) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

            (m) The Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

            If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

            Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
Section 3(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by
Section 3(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

            Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

            (n) If (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the

Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose, then the Company may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed 20 consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 3(n) for more than 45 days in the aggregate during any 12 month period; provided, however, that no such postponement or suspension shall be permitted for consecutive 20 day periods, arising out of the same set of facts, circumstances or transactions.

     4.     Registration Expenses.
            ---------------------

            All fees and expenses incident to the performance of or compliance with this Agreement by the Company, except as and to the extent specified in
Section 4, shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the American Stock Exchange and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and the NASD Regulation, Inc. and (C) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders, in the case of the Special Counsel, to a maximum amount of $5,000, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

     5.     Indemnification.
            ---------------

            (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder or such other Indemnified Party furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

            (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder or other Indemnified Party to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus.

            (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

            An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel (which shall be reasonably acceptable to the Indemnifying Party) that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

           All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

            (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying, Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

           The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties

      6.    Rule 144.
            --------

           As long as any Holder owns Shares, Conversion Shares, Warrants or Warrant Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. As long as any Holder owns Shares, Conversion Shares, Warrants or Warrant Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Conversion Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule
144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

      7.    Miscellaneous.
            -------------

            (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

            (b) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has, as of the date hereof entered into and currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as disclosed in Schedule 2.1(c) of the Purchase Agreement, neither the Company nor any of its subsidiaries has previously entered into any agreement currently in effect granting any registration rights with respect to any of its securities to any Person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict with the provisions of this Agreement.

            (c) No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto or as disclosed in Schedule 2.1(c) of the Purchase Agreement) may include securities of the Company in the Registration Statement, and the Company shall not after the date hereof enter into any agreement providing such right to any of its securityholders, unless the right so granted is subject in all respects to the prior rights in full of the Holders set forth herein, and is not otherwise in conflict with the provisions of this Agreement.

            (d) Piggy-Back Registrations. If at any time when there is not an effective Registration Statement covering (i) Conversion Shares or (ii) Warrant Shares, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities
Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each holder of Registrable Securities written notice of such determination and, if within thirty (30) days after receipt of such notice, any such holder shall so request in writing, (which request shall specify the Registrable Securities intended to be disposed of by the Purchasers), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 7(d) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 7(d) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities, would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if Securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

            (e) Failure to File Registration Statement and Other Events. The Company and the Purchasers agree that the Holders will suffer damages if the Registration Statement is not filed on or prior to the Filing Date and not declared effective by the Commission on or prior to the Effectiveness Date and maintained in the manner contemplated herein during the Effectiveness Time or if certain other events occur. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) the Registration Statement is not filed on or prior to the Filing Date, or is not declared effective by the Commission on or prior to the Effectiveness Date (or in the event an additional Registration Statement is filed because the actual number of shares of Common Stock into which the Notes are convertible and the Warrants are exercisable exceeds the number of shares of Common Stock initially registered is not filed and declared effective with the time periods set forth in Section 2), or (B) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not subject to further review, or (C) the Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period, without being succeeded immediately by a subsequent Registration Statement filed with and declared effective by the Commission, or (D) trading in the Common Stock shall be suspended or if the Common Stock is delisted from the American Stock Exchange or the OTC Bulletin Board for any reason for more than three Business Days in the aggregate, or (E) the conversion rights of the Holders are suspended for any reason, or (F) the Company breaches in a material respect any covenant or other material term or condition to this Agreement, the Security Agreement, the Purchase Agreement (other than a representation or warranty contained therein) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, and such breach continues for a period of thirty days after written notice thereof to the Company, or (G) the Company has breached Section 3(n) (any such failure or breach being referred to as an "Event," and for purposes of clauses (A) and (E) the date on which such Event occurs, or for purposes of clause (B) the date on which such five day period is exceeded, or for purposes of clause (C) after more than fifteen Business Days, or for purposes of clause (D) the date on which such three Business Day period is exceeded, or for clause (F) the date on which such thirty day period is exceeded, being referred to as "Event Date"), the Company shall pay, at the option of the Holder, an amount in cash or shares of Common Stock, as liquidated damages to each Holder equal to 2% for the first calendar month and 3% per calendar month thereafter or portion thereof of the principal amount of the Notes held by such Holder plus the principal amount of any Notes that have been converted to the extent any of the Conversion Shares issued upon such conversion have not been sold from the Event Date until the applicable Event is cured. Payments to be made pursuant to this Section 7(e) shall be due and payable immediately upon demand in immediately available funds. If the Holder elects to be paid in shares of Common Stock, the number of such shares of Common Stock shall be based on the liquidated damage amount divided by the Conversion Price (as defined in the Note).

            (f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each of the Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

            (g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., New York City time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., New York City time, on any date and earlier than 11:59 p.m., New York City time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to each Holder at its address set forth under its name on Schedule 1 attached hereto, or with respect to the Company, addressed to:

                        Cel-Sci Corporation
                        8229 Boone Boulevard
                        Suite 802
                        Vienna, Virginia 22182
                        Attention:  Geert Kersten
                        Telecopier:  (703) 506-9460
                        Telephone:  (703) 506-9471

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to Hart & Trinen L.L.P., 1624 Washington Street, Denver, Colorado 80203, Attention: William T. Hart, Esq., Facsimile No.: (303) 839-5414.

            (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder. Each Purchaser may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

            (i) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any Affiliate of such Holder or any other Holder or Affiliate of any other Holder of all or a portion of the Notes or the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement, and (vi) at least 100,000 shares of Registrable Securities (appropriately adjusted for any stock dividend, split or combination of the Common Stock) are being transferred to such transferee or assignee in connection with such assignment of rights. In addition, each Holder shall have the right to assign its rights hereunder to any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

            (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

     (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof.

            (l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            (m) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (n) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

            (o) Shares Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                    CEL-SCI CORPORATION



                                    By:_____________________________________
                                       Name:
                                       Title:


                                    SDS MERCHANT FUND, L.P.



                                    By:_____________________________________
                                       Name: Steve Derby
                                       Title: Managing Member


                                    BRISTOL INVESTMENT FUND, LTD.




                                    By:_____________________________________
                                       Name:
                                       Title:


                                    PERISCOPE PARTNERS, L.P.



                                    By:_____________________________________
                                       Name:
                                       Title:

                                   Schedule I

SDS Merchant Fund, L.P.
c/o SDS Capital Partners
One Sound Shore Drive
Greenwich, CT 06830
Attention: Steve Derby
Fax no.: (203) 629-0345

Bristol Investment Fund, Ltd.
Caledonian House
Jennett Street
Georgetown, Grand Cayman
Cayman Islands
Attention: Amy Wang, Esq.
Fax No: (323) 468-8307

Periscope Partners, L.P.
1600 Flatrock Road
Penn Valley, PA 19072
Attention: Leon Frankel
Fax No.: (610) 667-4091